F7/6/99
WTCEGAWL


                                                                Exhibit 10.1





                             WORLD TRADE CENTER EAST

                                    L E A S E



                                 by and between


                              EAST OFFICE OPERATING
                              LIMITED PARTNERSHIP,
                                   as Landlord


                                       and


                           BREAKAWAY SOLUTIONS, INC.,
                                    as Tenant



                                   dated as of
                                 October 7, 1999

                             WORLD TRADE CENTER EAST

                                    L E A S E


                                TABLE OF CONTENTS

ARTICLE 1 -- REFERENCE DATA

1.1      Subjects Referred To.....................................................................................1
1.2      Exhibits.................................................................................................5
1.3      Definitions .............................................................................................5

ARTICLE 2 -- PREMISES AND TERM

2.1      Premises................................................................................................10
2.2      Right of First Offer....................................................................................11
2.3      Term....................................................................................................11
2.4      Extension Option........................................................................................12

ARTICLE 3 -- IMPROVEMENTS

3.1      Construction of Building and Performance of Landlord's Work.............................................14
3.2      Substantial Completion..................................................................................15
3.3      Plans and Specifications................................................................................16
3.4      Tenant's Contractor.....................................................................................18
3.5      Funding of Allowance....................................................................................18
3.6      Mechanic's Liens........................................................................................19


ARTICLE 4 -- RENT

4.1      Fixed Rent..............................................................................................20
4.2      Additional Rent.........................................................................................20
         4.2.1    Real Estate Taxes..............................................................................20
         4.2.2    Personal Property Taxes........................................................................23
         4.2.3    Operating Costs................................................................................23
         4.2.4    Insurance......................................................................................26
         4.2.5    Utilities......................................................................................27
4.3      Late Payment of Rent....................................................................................28


ARTICLE 5 -- LANDLORD'S COVENANTS

5.1      Affirmative Covenants...................................................................................28
         5.1.1    Heat and Air Conditioning......................................................................28
         5.1.2    Electricity....................................................................................29
         5.1.3    Cleaning; Water................................................................................29
         5.1.4    Elevator Service...............................................................................29
         5.1.5    Security.......................................................................................29
         5.1.6    Repairs........................................................................................29
         5.1.7    Shuttle Service................................................................................29
         5.1.8    Indemnification................................................................................29
5.2      Interruption............................................................................................30
5.3      Outside Services........................................................................................30

ARTICLE 6 -- TENANT'S ADDITIONAL COVENANTS

6.1      Affirmative Covenants...................................................................................30
         6.1.1    Perform Obligations............................................................................30
         6.1.2    Use............................................................................................31
         6.1.3    Repair and Maintenance.........................................................................31
         6.1.4    Compliance with Law............................................................................31
         6.1.5    Indemnification................................................................................31
         6.1.6    Landlord's Right to Enter......................................................................32
         6.1.7    Personal Property at Tenant's Risk.............................................................32
         6.1.8    Yield Up.......................................................................................32
         6.1.9 Rules and Regulations.............................................................................33
         6.1.10 Estoppel Certificate.............................................................................33
         6.1.11   Non-Discrimination and Affirmative Action .....................................................33

6.2      Negative Covenants......................................................................................34
         6.2.1    Assignment and Subletting......................................................................34
         6.2.2    Nuisance.......................................................................................37
         6.2.3    Hazardous Wastes and Materials.................................................................37
         6.2.4    Floor Load; Heavy Equipment....................................................................38
         6.2.5    Installation, Alterations or Additions.........................................................38
         6.2.6    Abandonment....................................................................................40
         6.2.7    Signs..........................................................................................40

ARTICLE 7 -- CASUALTY OR TAKING

7.1      Termination.............................................................................................40

7.2      Restoration.............................................................................................40
7.3      Award...................................................................................................41


ARTICLE 8 -- DEFAULTS

8.1      Events of Default.......................................................................................41
8.2      Remedies................................................................................................42
8.3      Remedies Cumulative.....................................................................................43
8.4      Landlord's Right to Cure Defaults.......................................................................43
8.5      Effect of Waivers of Default............................................................................43
8.6      No Waiver, etc..........................................................................................44
8.7      No Accord and Satisfaction..............................................................................44

ARTICLE 9 -- RIGHTS OF RIGHTS OF MORTGAGEES AND GROUND LESSORS

9.1      Rights of Mortgagees and Ground Lessors ................................................................44
9.2      Modifications...........................................................................................45

ARTICLE 10 - APPRAISAL OF FAIR RENTAL VALUE

10.1     Dispute as to Fair Rental Value.........................................................................46
         10.1.1   Appointment of Appraisers......................................................................46
         10.1.2   Decision by Two Appraisers.....................................................................46
         10.1.3   Decision by Three Appraisers...................................................................47
10.2     Binding Effect; Costs...................................................................................47


ARTICLE 11 -- MISCELLANEOUS PROVISIONS

11.1     Notices From One Party to the Other.....................................................................47
11.2     Quiet Enjoyment.........................................................................................47
11.3     Lease Not to be Recorded................................................................................48
11.4     Limitation of Landlord's Liability......................................................................48
11.5     Acts of God.............................................................................................48
11.6     Landlord's Default......................................................................................48
11.7     Brokerage...............................................................................................49
11.8     Applicable Law and Construction.........................................................................49
11.9     Litigation Expenses.....................................................................................49
11.10    Roof Space..............................................................................................49


ARTICLE 12 - SECURITY DEPOSIT

12.1     Initial Security Deposit................................................................................52
12.2     Reduction Schedule......................................................................................52


ARTICLE 13 - TENANT'S EMERGENCY GENERATOR

13.1     Tenant's Emergency Generator............................................................................53
13.2     Terms of Use............................................................................................53
13.3     Installation, Operation, Maintenance and Removal........................................................53
13.4     Access to Generator and Tank Areas......................................................................54



EXHIBITS:

         EXHIBIT A..................Legal Description
         EXHIBIT B..................Plan Showing the Premises
         EXHIBIT C..................Commencement Date Agreement
         EXHIBIT D..................Building Description
         EXHIBIT E..................Base Building Specifications
         EXHIBIT F..................Office Space Cleaning Specifications
         EXHIBIT G..................Rules and Regulations
         EXHIBIT H..................Tenant Estoppel Certificate
         EXHIBIT I..................Nondiscrimination and Affirmative Action Covenants
         EXHIBIT J..................Rentable Area Definition and Measurement Method
         EXHIBIT K..................Landlord'sWiring Instructions


                                    ARTICLE 1

                                 REFERENCE DATA


1.1      SUBJECT REFERRED TO.

         Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this
         Section 1.1.

         Date of this Lease:                October    , 1999
                                                   ----

         Building:                          The 16 story building in the City of
                                            Boston being constructed on a parcel
                                            of land described in Exhibit A
                                            attached hereto and known as World
                                            Trade Center East, Two Seaport Lane
                                            (the Building and such parcel of
                                            land hereinafter being collectively
                                            referred to as the "Property").
                                            Specifically excluded from the
                                            Building is the Garage.

         Landlord:                          East Office Operating
                                            Limited Partnership

         Original Notice
         Address of Landlord:               Suite 75
                                            World Trade Center Boston
                                            Boston, MA  02210

                                            With a copy to:

                                            General Counsel
                                            FMR Corp.
                                            82 Devonshire Street
                                            Boston, MA 02109

         Tenant:                            Breakaway Solutions, Inc.
                                            (a Delaware corporation)

         Original Notice
         Address of Tenant:                 50 Rowes Wharf
                                            Boston, Massachusetts  02110

         Premises:                          The aggregate of (1) the Initial
                                            Space and the Additional Space
                                            commencing as of the Commencement
                                            Date therefor and (2) the Expansion
                                            Space commencing on the Commencement
                                            Date therefor.


         Initial Space and
         Additional Space:                  The entire 8th Floor, the entire 7th
                                            Floor of the Building and a portion
                                            of the 6th Floor of the Building,
                                            substantially as shown on Exhibit B
                                            attached hereto.

         Initial Space:                     An undesignated portion of the
                                            Initial Space and Additional Space
                                            containing approximately 60,000
                                            square feet of Rentable Area.

         Additional Space:                  An undesignated portion of the
                                            Initial Space and Additional Space
                                            containing approximately 10,179
                                            square feet of Rentable Area.

         Expansion Space:                   A portion of the 6th Floor of the
                                            Building, substantially as shown on
                                            Exhibit B attached hereto.

         Rentable Area
         of the Premises:                   Initial Space: approximately 60,000
                                                           square feet of
                                                           Rentable Area;

                                            Additional Space:  approximately
                                                           10,179 square feet of
                                                           Rentable Area; and

                                            Expansion Space:  approximately
                                                           9,891 square feet of
                                                           of Rentable Area.
                                                           --------------------

                                            Total Premises:  approximately
                                                             80,070 square feet
                                                             of Rentable Area.


         Rentable Area
         of  the Building:                  Approximately 503,989 square feet.

         Office Area:                       All areas of the Building designated
                                            by Landlord from time to time for
                                            leasing for office use.

         Rentable Area of
         The Office Area:                   Approximately 490,882 square feet.

         Original Term:                     The period commencing on the
                                            Commencement Date for the Initial
                                            Space and ending on the last day of
                                            the 7th Lease Year.

         Commencement Dates:                The Commencement Date for the
                                            Initial Space and the Additional
                                            Space shall be the Substantial
                                            Completion Date for the Initial
                                            Space and the Additional Space.

                                            The Commencement Date for the
                                            Expansion Space shall be the later
                                            of (a) the Substantial Completion
                                            Date for the Expansion Space or (b)
                                            July 15, 2001.


         Extension Option:                  Tenant has the right to extend the
                                            Original Term for 1 additional
                                            period of 5 years in accordance with
                                            and subject to Section 2.4 hereof.

         Scheduled Delivery Dates:          The Scheduled Delivery Date for the
                                            Initial Space and the Additional
                                            Space shall be August 7, 2000.

                                            The Scheduled Delivery Date for the
                                            Expansion Space shall be July 15,
                                            2001.


         Allowance:                         $3,158,055 for the Initial Space and
                                            the Additional Space, and $445,095
                                            for the Expansion Space, totaling
                                            $3,603,150 for the entire Premises.

         Annual Fixed Rent Rate and
         Monthly Fixed Rent Rate:



         The following rates shall apply for the Initial Space and the Additional Space:

                  Fixed Rent Period                 Annual Fixed Rent Rate          Monthly Fixed Rent Rate
                  -----------------                 ----------------------          -----------------------

                         1st                             $2,610,000.00                   $217,500.00
                         2nd                             $3,052,786.50                   $254,398.88
                         3rd                             $3,105,420.75                   $258,785.06
                         4th                             $3,333,502.50                   $277,791.88



         In addition to the above, the following rates shall apply for the Expansion Space from and after the Fixed Rent Commencement Date therefor (which is scheduled to occur during the 2nd Fixed Rent Period at the beginning of the 2nd Lease Year):

                  Fixed Rent Period                 Annual Fixed Rent Rate          Monthly Fixed Rent Rate
                  -----------------                 ----------------------          -----------------------

                         2nd                              $430,258.50                     $35,854.88
                         3rd                              $437,676.75                     $36,473.06
                         4th                              $469,822.50                     $39,151.88


1st Fixed Rent Period:              The period from the Fixed Rent Commencement
                                    Date for the Initial Space through the day
                                    before the Fixed Rent Commencement Date for
                                    the Additional Space.

2nd Fixed Rent Period:              The period from the Fixed Rent Commencement
                                    Date for the Additional Space through the
                                    end of the 2nd Lease Year.


3rd Fixed Rent Period:              The period from the beginning of the 3rd
                                    Lease Year through the end of the 4th Lease
                                    Year.

4th Fixed Rent Period:              The period from the beginning of the 5th
                                    Lease Year through the end of the 7th Lease
                                    Year.

Fixed Rent
Commencement Dates:                 The Fixed Rent Commencement Date for the
                                    Initial Space shall be the date 100 days
                                    after the Commencement Date for the Initial
                                    Space and the Additional Space.

                                    The Fixed Rent Commencement Date for the
                                    Additional Space shall be the date 281 days after the Commencement Date for the Initial
                                    Space and the Additional Space.

                                    The Fixed Rent Commencement Date for the
                                    Expansion Space shall be the date 120 days after the Commencement Date for the Expansion Space.

Base Operating Costs:               An amount equal to the greater of (a) $7.50
                                    times the Rentable Area of the Office Area
                                    (i.e., $3,681,615.00) based upon the
                                    currently anticipated Rentable Area of the
                                    Office Area), or (b) the actual amount of
                                    Operating Costs incurred during calendar
                                    year 2001.

Base Taxes:                         An amount equal to $3.18 times the total
                                    Rentable Area of the Building (i.e.,
                                    $1,602,685.02 based upon the currently
                                    anticipated total Rentable Area of the
                                    Building).

Tenant's Tax Percentage:            The ratio of the Rentable Area of the
                                    Premises to the total Rentable Area of the
                                    Building, which shall be deemed to be as
                                    follows:

                                    Initial Space:   11.91%
                                    Additional Space: 2.02%
                                    Expansion Space:  1.96%
                                    -----------------------
                                    Total Premises:  15.89%


Tenant's                            Office Percentage: The ratio of the
                                    Rentable Area of the Premises to the total
                                    Rentable Area of the Office Area, which
                                    shall initially be deemed to be as follows:

                                    Initial Space:   12.22%
                                    Additional Space: 2.07%
                                    Expansion Space:  2.02%
                                    -----------------------
                                    Total Premises:  16.31%

Permitted Uses:                     General business offices.

Commercial General
Liability Insurance Limits:         $3,000,000 per occurrence
                                    $5,000,000 general aggregate.

Broker:                             Spaulding & Slye and Cresa Partners

Security Deposit Amount:            $2,000,000.00


1.2      EXHIBITS

         The Exhibits listed in the Table of Contents and attached hereto are incorporated in this Lease by reference and are to be construed as a part of this Lease.

1.3      DEFINITIONS

         For the purposes of this Lease, the following terms shall be as defined below or as defined in the Section of this Lease referenced below:

         "ABATEMENT THRESHOLD" shall be as defined in Section 4.2.5.

         "ADA" shall mean the Americans With Disabilities Act of 1990 and all rules and regulations promulgated thereunder.

         "AIR CONDITIONING DESIGN CONDITIONS" shall be as defined in Section 5.1.1(a).

         "ALLOWANCE" shall be as defined in Section 1.1.

         "ANNUAL FIXED RENT RATE" shall be as defined in Section 1.1.

         "ARCHITECT" shall be as defined in Section 3.3.

         "BASE BUILDING WORK" shall be as defined in Section 3.1.

         "BASE OPERATING COSTS" shall be as defined in Section 1.1.

         "BASE TAXES" shall be as defined in Section 1.1.

         "BROKER" shall be the broker or brokers listed in Section 1.1.

         "BUILDING" shall be as defined in Section 1.1.

          "BUILDING HOLIDAYS" shall mean New Year's Day, Martin Luther King's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the Friday thereafter, and Christmas Day, or such weekday as may be generally observed when any such holiday occurs on a weekend.

         "CAPITAL EXPENDITURES" shall be as defined in Section 4.2.3(d).

         "CHANGE ORDER COSTS"  shall be as defined in Section 3.6.

         "COMMENCEMENT DATE" shall be as defined in Section 2.2.

         "COMMUNICATIONS EQUIPMENT" shall be as defined in Section 11.10(a).

         "CONSTRUCTION DOCUMENTS" shall be as defined in Section 3.3(a).

         "DEFAULT RATE" shall mean a fluctuating rate per annum equal to the lesser of (a) 4% above the Prime Rate, or (b) the maximum legally permitted rate.

         "DOCUMENTS" shall be as defined in Section 3.3(a).

         "ENVIRONMENTAL LAWS" "shall be as defined in Section 6.2.3.

         "EXTENSION TERM" shall be as defined in Section 2.3(a).

         "EXPANSION SPACE" shall be as defined in Section 1.1.

         "FAA" shall be as defined in Section 11.10(f).

         "FAIR RENTAL VALUE" shall be as defined in Section 2.4(c).

         "FCC" shall be as defined in Section 11.10(f).

         "1ST FIXED RENT PERIOD" shall be as defined in Section 1.1.

         "FIXED RENT COMMENCEMENT DATE" shall be as defined in Section 1.1.

         "FIXED RENT PERIOD" shall mean each of the 1st Fixed Rent Period, 2nd Fixed Rent Period, 3rd Fixed Rent Period and 4th Fixed Rent Period.

         "4TH FIXED RENT PERIOD" shall be as defined in Section 1.1.

         "GARAGE" shall mean the underground parking garage serving the Building and the complex of which the Building will be a part.

         "GENERATOR" shall be as defined in Section 13.1.

         "HAZARDOUS MATERIALS" shall be as defined in Section 6.2.3.

         "HAZARDOUS MATERIALS ACTIVITIES" shall be as defined in Section 6.2.3.

         "INITIAL SPACE" shall be as defined in Section 1.1.

         "LANDLORD" shall be as defined in Sections 1.1 and 11.4.

         "LANDLORD AFFILIATE" shall mean any entity controlled by, controlling or under common control with Landlord.

         "LANDLORD'S ENGINEERS" shall be as defined in Section 3.3(a).

         "LANDLORD PLAN NOTICE" shall be as defined in Section 3.3(b).

         "LANDLORD'S RESTORATION WORK"  shall be as defined in Section 7.2.

         "LANDLORD'S WORK" shall be as defined in Section 3.1.

         "LEASE YEAR" shall mean any 12 month period beginning on the Fixed Rent Commencement Date for the Initial Space or on any anniversary of the Fixed Rent Commencement Date for the Initial Space, except that the last Lease Year shall end on the expiration or earlier termination of the term.

         "MASSPORT" shall be as defined in Section 9.1(a).

         "MASSPORT LEASE" shall be as defined in Section 9.1(a).

         "MEASUREMENT METHOD" shall be as defined in Exhibit J.

         "MONTHLY FIXED RENT RATE" shall be as defined in Section 1.1.

         "NON-DISTURBANCE AGREEMENT" shall be as defined in Section 9.1(a).

         "NORMAL BUSINESS HOURS" shall mean from 8:00 a.m. to 6:00 p.m. Monday through Friday and from 9:00 a.m. to 1:00 p.m. on Saturdays, except on Building Holidays.

         "NORMAL OFFICE CHEMICALS" shall be as defined in Section 6.2.2.

         "OFFICE AREA" shall be as defined in Section 1.1.

         "121A OWNER" shall be as defined in Section 4.2.1(f).

         "OPERATING COSTS" shall be as defined in Section 4.2.3(b).

         "ORIGINAL NOTICE ADDRESS OF LANDLORD" shall be as defined in Section
         1.1.

         "ORIGINAL NOTICE ADDRESS OF TENANT" shall be as defined in Section 1.1.

         "ORIGINAL TERM" shall be as defined in Section 1.1.

         "OUTSIDE SERVICES" shall be as defined in Section 5.3.

         "PART OF THE PREMISES" shall mean each of the Initial Space, the Additional Space and the Expansion Space.

         "PERMITTED TRANSFER"  shall be as defined in Section 6.2.1(f).

         "PERMITTED USES" shall be as defined in Section 1.1.

         "PREMISES" shall be as defined in Section 1.1

          "PRIME RATE" shall mean the prime rate published (or the highest published prime rate if more than one is published) by the Wall Street Journal (or if such publication ceases, a comparable substitute reasonably designated by Landlord).

         "PROPERTY" shall be as defined in Section 1.1.

         "RENTABLE AREA" shall be as defined in Exhibit J.

         "RENTABLE AREA OF THE PREMISES" shall be as defined in Section 1.1.

          "RETAIL AREA" shall mean all areas of the Building designated by Landlord from time to time for leasing for retail use.

         "ROOF SPACE" shall be as defined in Section 11.10(a).

         "SCHEDULED DELIVERY DATE" shall be as defined in Section 1.1.

         "SECURITY DEPOSIT" shall be as defined in Section 12.1.

         "SECURITY DEPOSIT AMOUNT" shall be as defined in Section 1.1, as the same may be reduced in accordance with and subject to Section 12.02.

         "6A CONTRACT" shall be as defined in Section 4.2.1(f).

         "6A PAYMENT" shall be as defined in Section 4.2.1(e).

         "2ND FIXED RENT PERIOD" shall be as defined in Section 1.1.

         "STAIRWAY" shall be as defined in Section 3.3(f).

         "SUBSTANTIALLY COMPLETED" shall be as defined in Section 3.2.

         "SUBSTANTIAL COMPLETION DATE FOR THE INITIAL SPACE AND THE ADDITIONAL SPACE" shall be as defined in Section 3.2(a).

         "SUBSTANTIAL COMPLETION DATE FOR THE EXPANSION SPACE" shall be as defined in Section 3.2(a).

         "SUCCESSOR LANDLORD" shall be as defined in Section 9.1(b)

         "SUPERIOR LEASE" shall be as defined in Section 9.1(a).

         "SUPERIOR LESSOR" shall be as defined in Section 9.1(a).

         "SUPERIOR MORTGAGE" shall be as defined in Section 9.1(a).

         "SUPERIOR MORTGAGEE" shall be as defined in Section 9.1(a).

         "TANK" shall be as defined in Section 13.1.

         "TAXES" shall be as defined in Section 4.2.1(d).

         "TAX OBLIGATION" shall be as defined in Section 4.2.1.

         "TAX YEAR" shall mean any calendar year all or part of which occurs during the term.

         "TENANT" shall be as defined in Section 1.1.

         "TENANT AFFILIATE" shall be as defined in Section 6.2.1(f)(1).

         "TENANT DELAY" shall be as defined in Section 3.2(b).

         "TENANT'S MARKET VALUE OF EQUITY" shall be as defined in Section 6.2.1(e).

         "TENANT'S OFFICE PERCENTAGE" shall be as defined in Section 1.1.

         "TENANT'S SHARE OF OPERATING COSTS" shall be as defined in Section 4.2.3(a).

         "TENANT'S SHARE OF TAXES" shall be as defined in Section 4.2.1(a).

         "TENANT SUCCESSOR"  shall be as defined in Section 6.2.1(f)(2).

         "TENANT'S TAX PERCENTAGE" shall be as defined in Section 1.1.

         "TERM" shall be as defined in Section 2.3(a).

         "TERMINATION DEADLINE" shall be as defined in Section 3.1(c).

         "3RD FIXED RENT PERIOD" shall be as defined in Section 1.1.

         "TIW" shall be as defined in Section 3.1.

                                    ARTICLE 2

                                PREMISES AND TERM

2.1 PREMISES. (a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, excluding the roof, exterior faces of exterior walls, the common stairways, stairwells, elevators and elevator shafts, and pipes, ducts, conduits, wires, and appurtenant fixtures serving exclusively or in common other parts of the Building, and if the Premises includes less than entire rentable area of any floor, excluding the central core area of such floor.

         (b) Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (1) the common lobbies, hallways, stairways, and elevators of the Building, (2) common walkways necessary for access to the Building, and (3) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities in the central core area of such floor.

         (c) Landlord shall make available to the Tenant during the term of this lease up to 70 parking spaces in the Garage, on an unassigned basis and subject to the reasonable rules and regulations from time to time in force. Tenant shall pay for such spaces monthly at the prevailing rate in effect from time to time. Tenant shall notify Landlord on or before the Commencement Date for the Initial Space and the Additional Space how many of such parking spaces Tenant desires to use and the amount so elected shall remain fixed for the term of this Lease.

         (d) Landlord reserves the right from time to time, upon reasonable notice (except in the case of emergency) and without unreasonable interference with Tenant's use of the Premises: (1) to install, use, maintain, repair, replace and relocate for service to the Premises and/or other parts of the Building, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, (2) to alter or relocate any other common facility, (3) to make any repairs and replacements to the Premises which Landlord may reasonably deem necessary, and (4) in connection with any excavation made upon adjacent land of Landlord or others, to enter, and to license others to enter, upon the Premises to do such work as the person causing such excavation deems necessary to preserve the wall of the Building from injury or damage and to support the same.

2.2 RIGHT OF FIRST OFFER. If any space on the 6th floor of the Building that is not subject to any rights of the first tenant thereof or the first expansion rights granted by Landlord to another tenant with regard to such space nor previously occupied by nor previously offered to Tenant pursuant to this Section 2.2 becomes available during the Original Term of this Lease, prior to marketing such space, other than to the then tenant thereof, Landlord shall first offer to Tenant the opportunity to lease such space, provided that (a) the initial Tenant named herein (and/or the transferee in a Permitted Transfer) occupies at least 70% of the Premises, and (b) Tenant is not in default hereunder beyond any applicable grace period at such time. The rent, length of term and other terms and conditions offered to Tenant shall be the same as Landlord would then offer for such to the general market, including market tenant improvements (if any), leasing commissions, rents and other terms on which Landlord would offer comparable space in the Building. Such offer may be for a term that is not coterminous with the term hereof. Tenant shall have 10 business days to accept or reject such offer with respect to the entirety of such space. If Tenant accepts such offer, Landlord and Tenant shall both negotiate in good faith an amendment to this Lease with respect to such space, acceptable to both parties. If Tenant rejects such offer, or fails to accept such offer in writing to Landlord within such 10 business day period, Landlord will then be free to offer such space to the general market, but Landlord may not lease such space at a net effective rent (taking into account any tenant improvements, free rent or other concessions) which is less than 90% of that offered to Tenant without again offering such space to Tenant at such lesser rent in accordance herewith.

2.3 TERM. The Original Term shall begin with regard to each of the Initial Space, Additional Space and Expansion Space on the respective Commencement Date therefor and shall continue for the Original Term, unless sooner terminated as hereinafter provided. When the dates of the beginning and end of the term have been determined for each of the Initial Space, Additional Space and Expansion Space, such dates shall be evidenced by a document, in the form attached hereto as Exhibit C, executed by Landlord and Tenant and delivered each to the other.
                                       11

2.4 EXTENSION OPTION. (a) Provided that as of the date of the notice specified below and at the commencement of the Extension Term, as defined below, Tenant is not in default beyond any applicable grace period and has not previously been in default of its obligations under this Lease beyond any applicable grace period during the immediately preceding 12 months and that Tenant has not assigned this Lease or sublet more than 30% of the Premises (excluding Permitted Transfers), Tenant shall have the right to extend the term of this Lease for 1 additional period of 5 years, such period to begin immediately upon the expiration of the then current term of this Lease (the "Extension Term"). All of the terms, covenants and provisions of this Lease shall apply to such Extension Term except that the Annual Fixed Rent Rate for such Extension Term shall be the Fair Rental Value of the Premises at the commencement of such Extension Term, as designated by Landlord. If Tenant shall elect to exercise any of the aforesaid options, it shall do so by giving Landlord notice in writing of its intention to do so not later than 15 months prior to the expiration of the then current term of this Lease. It is agreed that time is of the essence of this
         Section 2.3. Accordingly, if Tenant fails timely to exercise its option for any Extension Term on or before the applicable exercise date specified above, Tenant shall have no further right or option to extend the term of this Lease hereunder or otherwise. The Original Term and the Extension Term are herein together called the "term."

         (b) If Tenant timely and properly gives such notice with regard to the Extension Term, the term of this Lease shall be automatically extended for the Extension Term without the execution of any additional documents.

         (c) (1) For the purposes hereof, the "Fair Rental Value" of the Premises shall mean the fair rental value thereof that that would be agreed upon between a landlord and a tenant executing a lease with respect to comparable space in a comparable building located in Boston, Massachusetts for a comparable term, upon all of the other business terms of this Lease assuming the following:

                  (A) the landlord and tenant are well informed and well advised and each is acting in what it considers to be its own best interests;

                  (B) the rental shall reflect the condition of the Premises and all residual value of any improvements to the Premises; and

                  (C) the transaction takes into consideration the additional rent to be paid by Tenant and all applicable brokerage commissions.

                  (2) In no event, however, shall the Fair Rental Value be less than the Annual Fixed Rent Rate in effect immediately prior to the Extension Term.

                  (3) Notwithstanding anything to the contrary herein contained, the parties hereby agree that in connection with any determination of Fair Rental Value hereunder, Landlord shall have the right, exercisable by written notice to Tenant
                                       12
                  on or before the time that Landlord gives Tenant its designation of Fair Rental Value hereunder :

                  (A) to change Base Operating Costs from the amount stated in Section 1.1 to an amount equal to the actual amount of Operating Costs for the immediately preceding Lease Year; and/or

                  (B)      to change the Base Taxes from the amount stated in
                           Section 1.1 to an amount equal to the actual amount of the 6A Payment or Taxes for the immediately preceding fiscal/tax year for which Landlord has actual data.

                  If Landlord exercises such right, such new base amounts shall then apply for the Extension Term and shall be taken into account in determining the Fair Rental Value.

         (d) If Tenant disagrees with Landlord's designation of the Fair Rental Value, and the parties cannot agree thereon, then the Fair Rental Value shall be determined by the appraisal process set forth in Article 10 hereof.

         (e) If Tenant exercises its right of appraisal and the appraisal has not been concluded at the commencement of the Extension Term, Tenant shall pay annual Fixed Rent as so determined by Landlord and additional rent as provided in Section 4.2 hereof. If the Fair Rental Value as determined by appraisal is greater than or less than Fair Rental Value as determined by Landlord, then any adjustment required to correct the amount previously paid shall be made by payment by the appropriate party 10 days after such determination of Fair Rental Value.

         (f) Notwithstanding any contrary provision of this Section 2.4 or any other provision of this Lease, any purported exercise by Tenant of its rights hereunder shall be void and of no effect unless on the date of Tenant's notice to Landlord exercising its right to extend the term for the Extension Term and on the date of commencement of the Extension
         Term: (i) this Lease is in full force and effect; (ii) Tenant is not in default of any of its obligations under this Lease beyond any applicable grace period; and (iii) the original Tenant hereunder (and/or the transferee in a Permitted Transfer) continues in occupancy of at least 70% of the Premises; provided, however, that Landlord reserves the right to waive by written notice the provisions of this paragraph with respect to any Extension Term.

         (g) In the event Tenant elects to exercise the extension option as set forth in this Section 2.4, Landlord and Tenant agree to enter into an amendment to this Lease to confirm such exercise and to document all changes to this Lease resulting from any exercise of such option; provided, however, the execution of any such amendment shall not be a condition precedent to the valid exercise by Tenant of the extension option granted herein.

                                    ARTICLE 3

                                  IMPROVEMENTS

3.1 CONSTRUCTION OF BUILDING AND PERFORMANCE OF LANDLORD'S WORK. (a) The Building will be constructed substantially in accordance with Exhibit D, the Building Description. Landlord shall cause to be performed the work required by Exhibit D and Exhibit E, Base Building Specifications (collectively, referred to as the "Base Building Work" or "Landlord's Work"). The parties acknowledge and agree that Landlord's Work in the Premises will be performed in two phases, the first being Landlord's Work in the Initial Space and the Additional Space and the second being Landlord's Work in the Expansion Space, and that the provisions of this
         Article 3 shall apply to each of such phases separately except as otherwise expressly provided or implied by the context. All work other than Landlord's Work that is necessary or desirable to prepare the Premises for Tenant's occupancy shall be performed by Tenant in accordance with and subject to the requirements of this Lease (such work being referred to herein as the "TIW"). All such Landlord's Work shall be done in a good and workmanlike manner employing new first quality materials and in compliance with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws. Without limiting the foregoing, Landlord agrees that Landlord's Work (including construction of the common areas and all Base Building Work within each part of the Premises) shall be performed in compliance with the ADA. Landlord shall have the right, for the purpose of reducing costs or insuring availability, to substitute materials of at least equal kind and quality for those specified in Exhibit E. Subject to the provisions of Section 11.5 hereof and to delay caused by Tenant Delay, Landlord shall use diligence (1) to cause Landlord's Work in the Initial Space and the Additional Space to be substantially completed by the Scheduled Delivery Date therefor, and (2) to cause Landlord's Work in the Expansion Space to be performed on or before the Scheduled Delivery Date therefor; provided, however that Landlord shall have no responsibility or liability for failing to do so except to the extent otherwise expressly provided in Sections 3.1(b) and 3.1(c) below.

         (b) Notwithstanding Section 3.1(a) above, if the Substantial Completion Date for the Initial Space and the Additional Space has not occurred on or before the Scheduled Delivery Date therefor, which date shall be extended for any delays in the performance of Landlord's Work caused by Tenant Delay or causes beyond Landlord' reasonable control, then Tenant shall be entitled to a credit against the Fixed Rent and Additional Rent first payable after the Fixed Rent Commencement Date for the Initial Space and the Additional Space in the amount of 1 day's Fixed Rent for the Initial Space for each day of such delay until the Substantial Completion Date for the Initial Space and the Additional Space occurs.

         (c) Notwithstanding Section 3.1(a) above, if the Commencement Date has not occurred on or before December 31, 2000, which date shall be extended for any delays caused by Tenant Delay (as so extended the "Termination Deadline"), Tenant may terminate this Lease by giving Landlord written notice of its election to do so on or before the earlier of the Commencement Date or 1 month after the Termination Deadline. In such event, if Tenant timely gives such notice, this Lease shall terminate unless the Commencement Date occurs within 30 days thereafter, in which case this Lease shall continue in full force and effect and Tenant's termination notice shall be void. If Tenant fails timely to give such notice, Tenant shall have no further right to terminate this Lease under this Section 3.1(c), time being of the essence hereof.

3.2 SUBSTANTIAL COMPLETION. (a) The term "substantially completed" as used herein with regard to any part of the Premises shall mean that (1) Landlord's architect has certified that Landlord's Work therein has been completed, with the exception of minor items which can be fully completed without material interference with Tenant and other items which because of the seasonal nature of the item (such as HVAC balancing) are not practicable to do at the time, and (2) a certificate of occupancy has been issued for so much of the Base Building Work as is necessary to obtain a certificate of occupancy for the Premises, which may be issued on a temporary basis so long as Tenant may occupy the Premises for the performance of the TIW and any requirements for obtaining a permanent certificate of occupancy may be satisfied by Landlord without material interference with the performance of the TIW. If Landlord's Work in any part of the Premises is delayed due to Tenant Delay, then, for the purposes of determining the Commencement Date therefor, the Landlord's Work shall be deemed to be substantially completed on the date that such work would have been substantially completed but for such Tenant Delay. If the Landlord's Work is deemed substantially completed, pursuant to the foregoing (and the term shall have commenced by reason thereof), but the Landlord's Work is not in fact substantially completed, Tenant shall not (except with Landlord's consent) be entitled to take possession of the Premises for any purpose until the Landlord's Work is in fact substantially completed. Any of Landlord's Work not fully completed on the date when Landlord's work is in fact substantially completed shall thereafter be so completed within 60 days thereafter by Landlord. The date when Landlord's Work in the Initial Space and the Additional Space has been (or is deemed to have been) substantially completed in accordance herewith is referred to herein as the "Substantial Completion Date for the Initial Space and the Additional Space." The date when Landlord's Work in the Expansion Space has been (or is deemed to have been) substantially completed in accordance herewith is referred to herein as the "Substantial Completion Date for the Expansion Space."

         (b) For the purposes hereof "Tenant Delay" shall be defined as any delay in the performance of Landlord's Work caused in fact by (i) special work, long lead-time items, changes, alterations or additions to Landlord's Work requested by Tenant and agreed to by Landlord (in its sole discretion), (ii) delay and/or default on the part of Tenant or its contractors including, without limitation, the utility companies or other entities furnishing communications, data processing or other service or equipment to Tenant who may have been granted access to the Premises by Landlord prior to the Commencement Date, (iv) any interference with the performance of Landlord's Work by Tenant, Tenant's Architect or any of its agents, employees, engineers or contractors, or (v) any other action or inaction by Tenant or any of its agents, employees or contractors.

         (c) On or about the date when Landlord's Work is in fact substantially completed, Landlord's Project Manager and Tenant's Architect shall conduct a joint walkthough of the Premises and Tenant's Architect shall prepare a mutually acceptable punchlist setting forth any items of Landlord's Work which are uncompleted or do not conform to Exhibit E based on such walkthrough, and deliver the same to Landlord's Project Manager, and Landlord's Project Manager shall give Tenant's Architect its final comments thereon within 10 business days after receipt thereof. Any dispute concerning the items to be included on such punchlist shall be resolved by Landlord's architect for the Building, subject to Tenant's right to dispute the same by written notice to Landlord within 10 business days of after receipt of notice thereof. Landlord's Work shall be deemed approved by Tenant when Tenant occupies the Premises for the performance of the TIW, except for items on such punchlist, and any defects in materials or workmanship or seasonal adjustments not reasonably observable on the Commencement Date of which Tenant shall give Landlord written notice within 1 year after the Commencement Date (or as to any punchlist items, 1 year after their completion).

3.3 PLANS AND SPECIFICATIONS. (a) Tenant agrees to prepare, at Tenant's sole cost and expense, and furnish to Landlord, architectural, mechanical, electrical, plumbing, fire protection and structural engineering schematic design documents, design development documents and final construction documents for the TIW (such documentation and the constituent items thereof are referred to herein collectively and respectively as the "Documents"; and the final construction documents approved by Landlord hereunder are referred to herein as the "Construction Documents"). The Documents shall be prepared by an architect ("Tenant's Architect") experienced in the construction of tenant improvements in first-class buildings in the Boston area, retained by Tenant and approved by Landlord in advance. Landlord hereby approves Gensler and Associates as Tenant's Architect. There shall be no requirement for Tenant to use any particular building standard materials or items; however, the TIW shall be consistent with tenant improvements typically installed in comparable first-class office buildings in Boston. Tenant shall also retain at market rates the services of the mechanical, electrical, plumbing and structural engineers engaged by Landlord for the Base Building Work ("Landlord's Engineers") to assist in the preparation of the Documents. Tenant shall cause Tenant's Architect to perform all architectural services typically and reasonably required under typical construction contracts for similar leasehold improvements and shall be solely responsible for the cost of all architectural and engineering services required for the TIW. The Construction Documents shall comply with all applicable laws, ordinances and regulations (including, without limitation, the applicable requirements of the ADA) and shall be in a form satisfactory to appropriate governmental authorities responsible for issuing the permits, approvals and licenses required for construction. Tenant's interior furnishings (i.e., specifications, coordination, supply and installation of furniture, furnishings, telephone and moveable equipment) will also be the responsibility of Tenant.

         (b) The Documents (and each item thereof, e.g., Tenant's design documents, design development documents, and final construction documents) shall require Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord will give Tenant notice ("Landlord Plan Notice") of any objections it may have with respect to any Documents promptly after Landlord's receipt thereof. Landlord shall not be deemed unreasonable for withholding approval of such plans and specifications which (i) involve or affect any structural or exterior element of the Building or any portion thereof, (ii) would require changes in the Base Building, (iii) might, in Landlord's reasonable opinion, materially adversely affect the value of the Building or any portion thereof, (iv) materially adversely affect the proper functioning of the Building systems or other facilities, or (v) will increase the cost of construction or insurance or Taxes on the Building or any portion thereof, unless Tenant first gives assurances acceptable to Landlord for payment of such increased cost.

         (c) Tenant shall cause the Documents to be revised in a manner sufficient to remedy Landlord's objections and/or respond to Landlord's concerns and redelivered to Landlord as soon as reasonably possible after Tenant is given a Landlord Plan Notice and shall use diligence to complete the Construction Documents.

         (d) Landlord's approval of any plans and specifications furnished to and approved by Landlord, or of any changes thereto, shall in no way be deemed an agreement by Landlord that the work contemplated therein fulfills the requirements of Section 3.3(a) hereof. Tenant shall be responsible for the design of the TIW.

         (e) Core drilling for the TIW shall be permitted, subject to prior review and approval by Landlord's Engineers and scheduling with Landlord so as not to disturb other Tenants.

         (f) Landlord agrees that the TIW may include an internal stairway (the "Stairway") between the Premises on the 7th and 8th floors provided that:

                  (1) the location of the Stairway and all other particulars thereof shall be set forth in the Documents which shall be subject to Landlord's approval in accordance herewith;

                  (2) there shall not be more than 1 Stairway in the Premises;

                  (3) the Stairway shall comply with all applicable building code requirements and the slab around the stair opening penetration in the 8th floor shall be reinforced to the extent reasonably required by Landlord; and

                  (4) unless otherwise agreed by Landlord in writing, upon the expiration or earlier termination of the term hereof, Tenant shall be required to remove the Stairway and restore the area in which it was located to the condition it was in before the installation thereof, including, without limitation, in-filling the stair opening penetration and reinforcing the same so that the in-filled slab has the load bearing capacity and other characteristics set forth in Section H of Exhibit D attached hereto.

3.4 TENANT'S CONTRACTOR. (a) Tenant agrees to employ for the TIW a responsible general contractor reasonably approved by Landlord who shall (1) employ, and hire subcontractors who employ, union labor to do all union trade work, (2) employ, and hire subcontractors who employ, labor which will work without interference with other labor working on the Premises or Building for any work that is not union trade work, and
         (3) carry builder's risk insurance covering Landlord and Tenant as their interest may appear, against loss or damage by fire, vandalism, malicious mischief and such risks as are customarily covered by a so-called "extended coverage endorsement" to the full insurable value of the TIW, in addition to all other insurance required by Section
         6.2.5 and submit certificates evidencing such coverage to Landlord prior to the commencement of the TIW. Tenant shall obtain Landlord's approval of the Construction Documents for the TIW and all necessary governmental licenses and permits therefor and deliver to Landlord the statements and insurance certificates required under Section 6.2.5 on or before the Commencement Date for the part of the Premises in question and promptly thereafter Tenant shall commence and diligently prosecute to completion the TIW in accordance with the Construction Documents in a good and workmanlike manner employing materials of good quality and in compliance with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws. Any changes in the Construction Documents shall require Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed. The TIW shall otherwise be performed in accordance with the applicable provisions of this Lease, including, without limitation,
         Section 6.2.5 hereof.

         (b) With Landlord's prior written consent (which may be withheld without challenge for unreasonableness), Tenant may enter the Premises prior to the Commencement Date in order to commence the TIW therein but only if in Landlord's judgement it can be done without interference with Landlord's Work. Any such entry shall be upon all of the terms and conditions of this Lease except that no rent shall be payable therefor. Tenant shall have the right to enter each part of the Premises from and after the Commencement Date therefor to perform the TIW therein, and shall have the right to occupy any part of the Premises for the Permitted Uses prior to the Fixed Rent Commencement Date therefor (and without triggering an obligation to pay Fixed Rent) upon satisfaction of the requirements for the final advance of the Allowance for such part of the Premises under Section 3.5 below. Tenant shall provide a project manager who will be the point of contact with Landlord's Project Manager for all matters dealing with the design and construction of the TIW.

3.5 FUNDING OF ALLOWANCE. (a) Landlord shall pay to Tenant a contribution toward the cost of the TIW in the Initial Space, the Additional Space and the Expansion Space, in an amount not to exceed the Allowance for the Initial Space, Additional Space and Expansion Space, respectively, in accordance with and subject to the requirements of this Section 3.5. When Tenant has incurred costs for the TIW in any part of the Premises, Tenant shall submit to Landlord from time to time (but not more frequently than monthly) requisitions for payment, in the form of AIA Document G702 setting forth any costs incurred for the TIW in such part of the Premises, together with a partial lien waiver executed by Tenant's general contractor, and within 30 days following Landlord's receipt thereof, Landlord shall pay to Tenant the amount of each such requisition, provided that the last requisition hereunder shall not be paid until 30 days after Tenant's requisition accompanied by a written statement from Tenant's Architect that such TIW has been completed in accordance with Tenant's Construction Documents, a final lien waiver executed by Tenant's general contractor and a final certificate of occupancy and other required governmental approvals for such TIW. The costs of the TIW shall include all costs incurred by Tenant for architectural and engineering fees, hard construction, telecommunications equipment and for purchase and installation of improvements (but excluding any trade fixtures or personal property); provided, however, that the amount of the Allowance for any part of the Premises that shall be available for architectural and engineering services and other soft costs and relocation expenses shall be limited to $7 per square foot of Rentable Area of such part of the Premises. Landlord shall be entitled to deduct from the Allowance an amount sufficient to reimburse Landlord for its actual costs in connection with the TIW including additional security if reasonably required as a result of TIW, the costs of any freight elevator operation in excess of normal use and a construction management fee equal to 1% of TIW hard costs and general conditions. Subject to the limitation in the second preceding sentence, in the event Tenant does not use the entire Allowance for any part of the Premises as described above, such unused Allowance may be applied by Tenant toward such reasonable costs incurred in connection with any other portion of the Premises or for its relocation to the Premises, payable by Landlord to Tenant within 30 days of receipt of appropriate third party invoices or paid receipts. Tenant shall not be entitled to any payment or credit for any portion of the Allowance that is not used for the purposes permitted hereunder. If any lien is filed against the Property or any part thereof or interest therein arising out of or in connection with any TIW and such lien or encumbrance is not discharged, insured or bonded over or otherwise disposed of to Landlord's reasonable satisfaction within 10 days after the filing or establishment thereof, then Landlord shall have no further obligation to disburse any funds from the Allowance to Tenant unless and until the same is so discharged or otherwise disposed, in addition to, and not in lieu of, Landlord's rights and remedies and Tenant's obligations on account thereof under Section 3.6 or otherwise.

         (b) If Landlord fails to pay Tenant any portion of the Allowance properly payable by Landlord to Tenant under Section 3.5(a) hereof and such failure continues for 30 days after written notice thereof from Tenant to Landlord and any Superior Mortgagee, then Tenant shall have, as Tenant's sole and exclusive remedy, the right to set-off the amount thereof against the rent next payable by Tenant hereunder until the aggregate amount so set-off by Tenant shall equal the amount due from Landlord.

3.6 MECHANIC'S LIENS. Tenant hereby indemnifies Landlord against liability for any and all mechanic's and other liens filed in connection with the TIW or any other work performed by Tenant under this Lease. Tenant, at its expense, shall procure the discharge of, or shall bond over, all such liens within 10 days after the filing of any such lien against the Premises or the Property. If Tenant shall fail to cause any such lien to be discharged or bonded over within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by deposit or bonding proceedings, and in any such event Landlord shall be entitled, if it elects, to compel the prosecution of an action for the foreclosure of such lien and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord, and all costs and expenses reasonably incurred by Landlord in connection therewith, shall constitute additional rent and shall be paid by Tenant to Landlord on demand.


                                    ARTICLE 4

                                      RENT

4.1 FIXED RENT. (a) From and after the Fixed Rent Commencement Date for each part of the Premises, Tenant covenants and agrees to pay rent to Landlord at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice in writing to Tenant from time to time direct, at the Annual Fixed Rent Rate, in equal installments at the Monthly Fixed Rent Rate (which is 1/12th of the Annual Fixed Rent Rate), for the applicable Fixed Rent Period, in advance, on the first day of each calendar month thereafter included in the term without abatement, offset, deduction or counterclaim except as otherwise expressly provided herein; and for any portion of a calendar month at the beginning or end of the term, at that rate prorated on a daily basis payable in advance for such portion.

         (b) Tenant acknowledges and agrees that the Annual Fixed Rent Rate may not be reduced by agreement of Landlord and Tenant without the prior written consent of Massport, except pursuant to the express provisions of this Lease.

4.2 ADDITIONAL RENT. Tenant covenants and agrees to pay the following, as additional rent:

         4.2.1 REAL ESTATE TAXES. (a) Tenant shall pay the following amounts as additional rent during the following periods:

                  (1) during the period from the Fixed Rent Commencement Date for the Initial Space through the day before the Fixed Rent Commencement Date for the Expansion Space, Tenant shall pay to Landlord, as additional rent, Tenant's Tax Percentage for the Initial Space of the amount if any by which the Tax Obligation for such period exceeds Base Taxes;

                  (2) during the period from the Fixed Rent Commencement Date for the Initial Space through the day before the Fixed Rent Commencement Date for the Additional Space, Tenant shall pay to Landlord, Tenant's Tax Percentage for the Additional Space of the Tax Obligation for such period;

                  (3) during the period from the Fixed Rent Commencement Date for the Additional Space through the day before the Fixed Rent Commencement Date for the Expansion Space, Tenant shall pay Landlord, Tenant's Tax Percentage for the Additional Space of the amount (if any) by which the Tax Obligation for such period exceeds Base Taxes;

                  (4) during the period from the Fixed Rent Commencement Date for the Initial Space through the day before the Fixed Rent Commencement Date for the Expansion Space, Tenant shall pay Landlord Tenant's Tax Percentage for the Expansion Space of the Tax Obligation for such period; and

                  (5) from and after the Fixed Rent Commencement Date for the
                      Expansion Space, Tenant shall pay to Landlord Tenant's Tax Percentage for the entire Premises of the amount (if any) by which the Tax Obligation for each Tax Year or part thereof exceeds the Tax Base.

                  The additional rent payable by Tenant under the preceding sentence is referred to herein as "Tenant's Share of Taxes." In calculating Tenant's Share of Taxes for any period that is less than 12 months, the Tax Base shall be prorated on a daily basis. For so long as the 6A Contract remains in effect, the "Tax Obligation" for any Tax Year shall be defined as the 6A Payment for such Tax Year; and if the 6A Contract is terminated or expires at any time during the term and Taxes are assessed on the Property, the "Tax Obligation" for all or part of any Tax Year thereafter shall mean such Taxes. Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Tenant's Share of Taxes, such monthly amounts to be sufficient to provide Landlord, by the time real estate tax payments are due and payable to any governmental authority responsible for collection of same, a sum equal to the Tenant's Share of Taxes, as reasonably estimated by Landlord from time to time on the basis of the most recent tax data available. If the total of such monthly remittances for any Tax Year is greater than the actual Tenant's Share of Taxes for such Tax Year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the difference; if the total of such remittances is less than the actual Tenant's Share of Taxes for such Tax Year, Tenant shall pay the difference to Landlord at least 10 days prior to the date or dates within such Tax Year that any Taxes become due and payable to the governmental authority (but in any event no earlier than 10 business days following a written notice to Tenant, which notice shall set forth the manner of computation of Tenant's Share of Taxes).

                  (b) If, after Tenant shall have made reimbursement to Landlord pursuant to this subsection 4.2.1, Landlord shall receive a refund of any portion of Taxes paid by Tenant with respect to any Tax Year during the term hereof as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise (without Landlord having any obligation to undertake any such proceedings), Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the Tenant's Tax Percentage of the refund (less the proportional, pro rata expenses, including attorneys' fees and appraisers' fees, incurred in connection with obtaining any such refund), as relates to Tenant's Share of Taxes paid by Tenant to Landlord with respect to any Tax Year for which such refund is obtained.

                  (c) In the event this Lease shall commence, or shall end (by reason of expiration of the term or earlier termination pursuant to the provisions hereof), on any date other than the first or last day of the Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than 1 year, as the case may be, then the amount of Tenant's Share of Taxes which may be payable by Tenant as provided in this subsection 4.2.1 shall be appropriately apportioned and adjusted.

                  (d) The term "Taxes" shall mean all taxes, assessments, betterments and other charges and impositions (including, but not limited to, fire protection service fees and similar charges) levied, assessed or imposed at any time during the term by any governmental authority upon or against the Property, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If, at any time during the term of this Lease, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, such tax or excise on rents shall be included in Taxes; however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes assessed on Landlord. Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

                  (e) The term "6A Payment" shall mean an amount equal to the product of (1) the rate per square foot under Exhibit A of the 6A Contract applicable to the period in question for occupied and vacant space, if applicable, times (2) the Total Rentable Area of the Building that is occupied and vacant, if applicable, respectively.

                  (f) The term "6A Contract" shall mean a certain contract dated June 30, 1998 between the City of Boston and Commonwealth Flats Development 121A East Limited Partnership, a Massachusetts limited partnership ("121A Owner") which has leased the Property to Landlord, pursuant to Section 6A of Chapter 121A of the Massachusetts General Laws, a copy of which has been delivered to Tenant, pursuant to which certain payments provided for thereunder are to be made in lieu of real estate taxes on the Property.

         4.2.2 PERSONAL PROPERTY TAXES. Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant in or upon the Premises.

         4.2.3 OPERATING COSTS. (a) Tenant shall pay Landlord, as additional rent, the following amounts during the following periods:

                  (1) during the period from the Fixed Rent Commencement Date for the Initial Space through the day before the Fixed Rent Commencement Date for the Expansion Space, Tenant shall pay to Landlord, as additional rent, Tenant's Office Percentage for the Initial Space of the amount if any by which the Operating Costs for such period exceed Base Operating Costs;

                  (2) during the period from the Fixed Rent Commencement Date for the Initial Space through the day before the Fixed Rent Commencement Date for the Additional Space, Tenant shall pay to Landlord, Tenant's Office Percentage for the Additional Space of Operating Costs for such period;

                  (3) during the period from the Fixed Rent Commencement Date for the Additional Space through the day before the Fixed Rent Commencement Date for the Expansion Space, Tenant shall pay Landlord, Tenant's Office Percentage for the Additional Space of the amount (if any) by which Operating Costs for such period exceed Base Operating Costs;

                  (4) during the period from the Fixed Rent Commencement Date for the Initial Space through the day before the Fixed Rent Commencement Date for the Expansion Space, Tenant shall pay Landlord Tenant's Office Percentage for the Expansion Space of Operating Costs for such period; and

                  (5) from and after the Fixed Rent Commencement Date for the
                      Expansion Space, Tenant shall pay to Landlord Tenant's Office Percentage for the entire Premises of the amount (if any) by which Operating Costs for any calendar year or part thereof exceed Base Operating Costs for such period.

                  The additional rent payable by Tenant under the preceding sentence is referred to herein as "Tenant's Share of Operating Costs." In calculating Tenant's Share of Operating Costs for any period that is less than 12 months, Base Operating Costs shall be prorated on a daily basis. Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Tenant's Share of Operating Costs, such monthly amounts to be sufficient to provide Landlord, by the end of the calendar year, a sum equal to the Tenant's Share of Operating Costs, as reasonably estimated by Landlord from time to time. If, at the expiration of the year in respect of which monthly installments of Tenant's Share of Operating Costs shall have been made as aforesaid, the total of such monthly remittances is greater than the actual Tenant's Share of Operating Costs for such year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.3, the difference; if the total of such remittances is less than the Tenant's Share of Operating Costs for such year, Tenant shall pay the difference to Landlord within 20 days from the date Landlord shall furnish to Tenant an itemized statement of the Tenant's Share of Operating Costs, prepared, allocated and computed in accordance with generally accepted accounting principles. Any reimbursement for Operating Costs due and payable by Tenant with respect to periods of less than 12 months shall be equitably prorated.

                  (b) The term "Operating Costs" shall mean all costs or expenses incurred for the operation, cleaning, maintenance, repair and upkeep of the Property, including, without limitation, all costs of maintaining and repairing the Property (including snow removal, security, operation and repair of heating and air-conditioning equipment, elevators, lighting and any other Building equipment or systems) and of all repairs and replacements (other than repairs or replacements for which Landlord has received full reimbursement from contractors, other tenants of the Building or from others) necessary to keep the Property in good working order, repair, appearance and condition; all costs, including material and equipment costs, for cleaning and janitorial services to the Building (including window cleaning of the Building); all costs of any reasonable insurance carried by Landlord relating to the Property; all costs related to provision of heat (including oil, electric, steam and/or gas), air-conditioning, ventilation, and water (including sewer charges) and other utilities to the Building (exclusive of reimbursement to Landlord for any of same received as a result of direct billing to any tenant of the Building); payments under all service contracts relating to the foregoing; all compensation, fringe benefits, payroll taxes and worker's compensation insurance premiums related thereto with respect to any employees of Landlord or its affiliates or manager directly engaged in security and maintenance of the Property at or below the grade of general manager; attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings or the preparation or enforcement of leases) and auditing and other professional fees and expenses; shuttle services; a management fee which shall not exceed the market rate for owner managed buildings; fire protection service fees and similar governmental charges; and the portion fairly allocable to the Property of any and all of the foregoing costs incurred with regard to the operation, maintenance and repair of the structural support system and other elements and facilities which are shared by the Property and the Garage.

                  (c) There shall not be included in such Operating Costs (1) brokerage fees (including rental fees) related to the operation of the Building; (2) interest and depreciation charges incurred on the Property; (3) expenditures made by Tenant with respect to (x) cleaning, maintenance and upkeep of the Premises, or (y) the provision of electricity to the Premises, (3) costs and expenses incurred with respect to or fairly allocable to the Retail Area, (4) ground lease payments, (5) costs to repair any item of Landlord's Work which was not constructed in accordance with the plans and specifications therefor or any item of the Base Building Work that was not designed in accordance with applicable laws as of the Commencement Date,
                  (6) costs for which Landlord is reimbursed by insurance, taking awards, warranties or as direct charges to other tenants (as opposed to their share of Operating Costs), (7) any payments to any affiliates of Landlord (other than the management fee provided for above) for services in excess of the costs of arms-length, third-party providers for services of comparable quality and scope, and (8) legal and other fees for financing, sale or ownership organizational matters of Landlord.

                  (d) If, during the term of this Lease, Landlord shall replace any capital items or make any capital expenditures (collectively called "capital expenditures") the total amount of which is not properly included in Operating Costs for the calendar year in which they were made, there shall nevertheless be included in Operating Costs for each calendar year in which and after such capital expenditure is made the annual charge-off of such capital expenditure. The annual charge-off shall be determined by (i) dividing the original cost of the capital expenditure by the number of years of useful life thereof (the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.); and (ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure based upon an interest rate reasonably determined by Landlord as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located. Provided, further, that if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Operating Costs and that such annual projected savings will exceed the annual charge-off of capital expenditure computed as aforesaid, then and in such event, the annual charge-off shall be determined by dividing the amount of such capital expenditure by the number of years over which the projected amount of such savings shall fully amortize the cost of such capital item or the amount of such capital expenditure; and by adding the interest factor, as aforesaid.

                  (e) If during any portion of any year for which Operating Costs are being computed, the Building was less than 95% occupied by tenants, or if less than 95% of the Building is occupied by tenants paying fixed rent, or if Landlord was supplying the services being supplied hereunder to tenants occupying less than 95% of the Building, then actual Operating Costs incurred shall be reasonably extrapolated by Landlord to the estimated Operating Costs that would have been incurred if 95% of the Building were occupied by tenants, tenants occupying 95% of the Building were then paying fixed rent, and such services were being supplied to tenants occupying 95% of the Building, and such extrapolated amount shall, for the purposes of this Section 4.2.3, be deemed to be the Operating Costs for such year.

                  (f) The parties acknowledge and agree that once the MBTA Silver Line is complete and operational the shuttle service component of Operating Costs and Base Operating Costs thereafter will be reduced appropriately to the extent that Landlord reasonably determines to reduce the frequency of or eliminate such service in response to a reduction in demand therefor.

          4.2.4 INSURANCE. Tenant shall, at its expense, take out and maintain throughout the term the following insurance protecting Landlord and all Landlord Affiliates requested by Landlord:

                  4.2.4.1 Commercial general liability insurance naming Landlord, Tenant, and Landlord's managing agent, Landlord Affiliates and any mortgagee of which Tenant has been given notice as additional insureds and indemnifying the parties so named on an occurrence basis against all claims and demands for death or any injury to person or damage to property which may be claimed to have occurred on the Premises (or the Property, insofar as used by customers, employees, servants or invitees of the Tenant), in amounts which shall, at the beginning of the term, be at least equal to the limits set forth in Section 1.1, and, which, from time to time during the term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes; and worker's compensation insurance with statutory limits covering all of Tenant's employees working on the Premises.

                  4.2.4.2 Fire insurance with the usual extended coverage endorsements covering all Tenant's furniture, furnishings, fixtures and equipment.

                  4.2.4.3 All such policies shall be obtained from responsible companies qualified to do business and in good standing in Massachusetts, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval, not to be unreasonably withheld. Tenant agrees to furnish Landlord with certificates evidencing all such insurance prior to the beginning of the term hereof and evidencing renewal thereof at least 30 days prior to the expiration of any such policy. Each such policy shall be non-cancelable with respect to the interest of Landlord without at least 10 days' prior written notice thereto. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Premises.

                  4.2.4.4 All insurance which is carried by either party with respect to the Building, the Premises or furniture, furnishings, fixtures, or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that, such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located (even though extra premium may result therefrom). In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this subsection shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount covered by such insurance. Tenant shall not acquire as insured under any insurance carried on the Premises any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is named as payee.

         4.2.5 UTILITIES. Tenant shall pay to Landlord all charges for electricity supplied by Landlord and separately metered (which shall include electricity for lights, outlets and heating, ventilation and cooling, including reheat coils, fan boxes, compressors and refrigerating units serving the Premises), and to the appropriate third party all charges for telephone and other utilities or services not supplied by Landlord pursuant to Subsections 5.1.1, 5.1.2, and 5.1.3, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. Except as otherwise provided in Article 5, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises, except to the extent expressly provided in Section
                  5.2 below. Notwithstanding the foregoing, if Landlord fails to provide any service that it is required to provide above so that Tenant cannot reasonably continue to operate its business in the Premises and such failure continues for the Abatement Threshold after written notice thereof from Tenant to Landlord and each Superior Mortgagee and Superior Lessor of which Tenant has been given notice hereunder, then, provided that such failure or Landlord's inability to cure such condition is not due to the fault or negligence of Tenant or any of its agents, employees or contractors or a fire or other casualty or taking (which shall be governed by Article 7 below), then the Fixed Rent and Additional Rent shall be equitably abated based upon the impact thereof on Tenant's ability to conduct business in the Premises until such service(s) is completely restored. The "Abatement Threshold" shall mean 5 consecutive business days, unless such failure or Landlord's inability to cure such condition is due to a cause beyond Landlord's reasonable control generally affecting other buildings in the vicinity of the Premises (such as a neighborhood power outage) in which case the "Abatement Threshold" shall be 30 consecutive days.

4.3 LATE PAYMENT OF RENT. If any installment of rent is paid after the date the same was due, and if on 2 or more prior occasions in the 12 month period prior to the date such installment was due an installment of rent was paid after the same was due, then Tenant shall pay Landlord a late payment fee equal to 5% percent of the overdue payment.

                                    ARTICLE 5

                              LANDLORD'S COVENANTS

5.1      AFFIRMATIVE COVENANTS.  Landlord covenants with Tenant:

         5.1.1 HEAT AND AIR-CONDITIONING. (a) To furnish condenser water to the air handling units serving the Premises (reserving the right, at any time, to change energy sources) sufficient to enable Tenant to maintain the Premises at comfortable temperatures (subject to all federal, state, and local regulations relating to the provision of heat and the Air Conditioning Design Conditions) during Normal Business Hours by the operation of the system of air handling units, refrigerating units, VAV boxes and reheat coils that serve the Premises which are connected to Tenant's separately metered electrical system, the charges for which Tenant is responsible under Section 5.1.2 below. The "Air Conditioning Design Conditions" shall be 78 degrees F dry bulb and 50% relative humidity with outside conditions of 91 degrees F dry bulb and 75 degrees F wet bulb, based upon an occupancy within each separately partitioned area in the Premises of not more than 1 person per 150 feet of Rentable Area and a combined lighting and standard electrical load not to exceed 6 watts per square foot of Rentable Area.

                  (b) If Tenant shall require condenser water outside Normal Business Hours, Landlord shall, upon the written request of Tenant received at least 24 hours prior to the time such additional air conditioning or heat is required, but only to the extent it is reasonably able to do so, furnish such service or cause such service to be furnished and Tenant shall pay therefor such reasonable charges as may from time to time be established by Landlord and be in effect to cover Landlord's incremental costs of providing such service. Landlord currently estimates that the initial rate for such service will be $25 per floor per hour, but the actual rate may vary or be changed at any time and from time to time in accordance with and subject to the preceding sentence.

         5.1.2 ELECTRICITY. To furnish to the Premises, separately metered and at the direct expense of Tenant as provided in Section 4.2.5, up to 6 watts per square foot of Rentable Area of the Premises of electricity for Tenant's Permitted Uses (i.e., 2 watts for lighting and 4 watts for general power). If Tenant shall require electricity in excess of such 6 watts per square foot of Rentable Area of the Premises for Tenant's Permitted Uses, an additional 3 watts per square foot of Rentable Area of the Premises is available at the floor electrical room, which may be brought to the Premises at Tenant's expense.

         5.1.3 CLEANING; WATER. To provide cleaning to the Premises and the common areas of the Building substantially in accordance with Exhibit F, Office Space Cleaning Specifications; and to furnish water for ordinary cleaning, lavatory and toilet facilities.

         5.1.4 ELEVATOR SERVICE. To furnish 24 hour elevator service from the lobby to the Premises.

         5.1.5 SECURITY. To furnish at least 1 lobby attendant in the Building 24 hours per day, and a card access control system for access to the Building and Premises after Normal Business Hours, which, in conjunction with the elevator system, will be capable of limiting floor by floor access in the Building after Normal Business Hours.

         5.1.6 REPAIRS. Except as otherwise expressly provided herein, to make such repairs and replacements to the roof, exterior walls, floor slabs and other structural components of the Building, and to the common areas, facilities and plumbing, electrical, heating, ventilating and air-conditioning systems of the Building as may be necessary to keep them in good repair and condition (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to Section 6.1.3 hereof and repairs or replacements occasioned by any act or negligence of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees). Landlord will provide and maintain fire extinguishers in the common areas of the Building as required by law and Tenant shall provide and maintain them in the Premises as required by law. Landlord shall also maintain the fire alarm speakers, strobes and alarms within the Premises.

         5.1.7 SHUTTLE SERVICE. To cause shuttle service to and from the Boston Financial District to be provided with frequent headways scheduled (at least every 15 minutes during Normal Business Hours) until the MBTA Silver Line is available to the Building whereupon service will be reduced in frequency or eliminated to reflect any reduction in demand therefor as reasonably determined by Landlord.

         5.1.8 INDEMNIFICATION. To save Tenant harmless, and to exonerate and indemnify Tenant from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the common areas of the Building and the Property to the extent caused by the negligence, fault or misconduct of Landlord or any of its agents, employees or contractors. The foregoing indemnity shall include all costs, expenses (including reasonable attorneys' fees), and liabilities incurred by Tenant in or in connection with any such claim. In case of any action or proceeding brought against Tenant by reason of any such claim, Tenant shall give Landlord prompt notice thereof and Landlord, upon notice from Tenant and at Landlord's expense, shall resist or defend such action or proceeding.

5.2 INTERRUPTION. Landlord shall be under no responsibility or liability for failure or interruption of any of the above-described services, repairs or replacements caused by breakage, accident, strikes, repairs, inability to obtain supplies, labor or materials, or for any other causes beyond the reasonable control of the Landlord, and in no event for any indirect or consequential damages to Tenant; and failure or omission on the part of the Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease, except to the extent provided in Section 4.2.5.

5.3 OUTSIDE SERVICES. In the event Tenant wishes to provide outside services for the Premises over and above those services to be provided by Landlord as set forth herein, Tenant shall first obtain the prior written approval of Landlord for the installation and/or utilization of such services ("outside services" shall include, but shall not be limited to, cleaning services, television, so-called "canned music" services, security services, catering services and the like), such approval not to be unreasonably withheld or delayed. In the event Landlord approves the installation and/or utilization of such services, such installation and utilization shall be at Tenant's sole cost, risk and expense.


                                    ARTICLE 6

                          TENANT'S ADDITIONAL COVENANTS

6.1 AFFIRMATIVE COVENANTS. Tenant covenants at all times during the term and for such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

         6.1.1 PERFORM OBLIGATIONS. To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and additional rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

         6.1.2 USE. To use the Premises only for the Permitted Uses, and from time to time to procure all licenses and permits necessary therefor, at Tenant's sole expense, except that building permits for Landlord's Work and the certificate of occupancy for the base building shall be obtained by Landlord. All licenses, permits and approvals required for the TIW (including, without limitation, the building permit and certificate of occupancy) shall be obtained by Tenant. With respect to any licenses or permits for which Tenant may apply, pursuant to this subsection 6.1.2 or any other provision hereof, Tenant shall furnish Landlord copies of applications therefor on or before their submission to the governmental authority.

         6.1.3 REPAIR AND MAINTENANCE. To maintain the Premises in neat order and condition and to perform all routine and ordinary repairs to the Premises and to any plumbing, heating, electrical, ventilating and air-conditioning systems located within the Premises and installed by Tenant such as are necessary to keep them in good working order, appearance and condition, as the case may require, reasonable use and wear thereof and damage by fire or casualty only excepted; to keep all glass in windows and doors of the Premises (except glass in the exterior walls of the Building) whole and in good condition with glass of the same quality as that injured or broken; and to make as and when needed as a result of misuse by, or neglect or improper conduct of Tenant or Tenant's servants, employees, agents, invitees or licensees or otherwise, all repairs necessary, which repairs and replacements shall be in quality and class equal to the original work. (Landlord, upon default of Tenant hereunder and upon prior notice to Tenant, may elect, at the expense of Tenant, to perform all such cleaning and maintenance and to make any such repairs or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, customers, patrons, invitees, or licensees.)

         6.1.4 COMPLIANCE WITH LAW. To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority; to keep the Premises equipped with all safety appliances (other than those to be maintained by Landlord under Section 5.1.6 above) so required; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises, except that Tenant may defer compliance so long as the validity of any such law, ordinance, order or regulations shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord appropriate assurance or security against any loss, cost or expense on account thereof.

         6.1.5 INDEMNIFICATION. To save Landlord and all Landlord Affiliates harmless, and to exonerate and indemnify Landlord from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the Premises or the negligence or willful misconduct of Tenant or any of its agents, employees or contractors outside of the Premises, except to the extent the same was caused by the willful negligence, fault or misconduct of Landlord, its agents, employees or contractors. In respect of all of the foregoing, Tenant shall indemnify Landlord from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord and at Tenant's expense, shall resist or defend such action or proceeding.

         6.1.6 LANDLORD'S RIGHT TO ENTER. To permit Landlord and its agents to enter into and examine the Premises at reasonable times upon reasonable advance notice (except in emergencies) and to show the Premises, and to make repairs to the Premises, and, during the last 12 months prior to the expiration of this Lease, to keep affixed in suitable places notices of availability of the Premises.

         6.1.7 PERSONAL PROPERTY AT TENANT'S RISK. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent prohibited by law.

         6.1.8 YIELD UP. (a) At the expiration of the term or earlier termination of this Lease: to surrender all keys to the Premises; to remove all of its trade fixtures and personal property in the Premises; to remove such installations made by it as Landlord may request (which Landlord will make upon Tenant's request at the time Landlord approves thereof ) and all Tenant's signs wherever located,; to repair all damage caused by such removal and to yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such of said installations or improvements as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Any property not so removed shall be deemed abandoned and, if Landlord so elects, deemed to be Landlord's property, and may be retained or removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to its performance of its obligations under this subsection 6.1.8. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's failure and delay in surrendering the Premises as above provided.

                  (b) If the Tenant remains in the Premises beyond the expiration or earlier termination of this Lease, such holding over shall be without right and shall not be deemed to create any tenancy, but the Tenant shall be a tenant at sufferance only at a daily rate of rent (1) during the first 30 days after the termination of the term equal to the greater of (x)
                  1.5 times the rent and other charges in effect under this Lease as of the day prior to the date of expiration of this Lease, or (y) the fair market value of the Premises, and (2) thereafter, 2 times the rent and other charges in effect under this Lease as of the day prior to the date of expiration hereof.

         6.1.9 RULES AND REGULATIONS. To comply with the Rules and Regulations set forth in Exhibit G, and with all reasonable Rules and Regulations of general applicability to all tenants of the Building hereafter made by Landlord, of which Tenant has been given notice; Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations.

         6.1.10 ESTOPPEL CERTIFICATE. Upon not less than 15 days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing in the form attached hereto as Exhibit H, certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications stating such modifications), (ii) whether the term has commenced and Fixed Rent and additional rent have become payable hereunder and, if so, the dates to which they have been paid, (iii) whether or not Landlord is in default in performance of any of the terms of this Lease, and, if so, specifying such defaults,
                  (iv) whether Tenant has accepted possession of the Premises,
                  (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and, if so, setting them forth in reasonable detail, and (vii) such further information with respect to the Lease or the Premises as Landlord may reasonably request. Landlord shall provide similar statements to Tenant upon not less than 15 days' prior written request by Tenant. Any such statement delivered pursuant to this subsection 6.1.10 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of such mortgage or any prospective lender, subtenant, assignee or other successor to Tenant. Tenant shall also deliver to Landlord such financial information as may be reasonably required by Landlord to be provided to any mortgagee or prospective purchaser of the Property.

         6.1.11 NON-DISCRIMINATION AND AFFIRMATIVE ACTION. Tenant agrees to comply with the Non-Discrimination and Affirmative Action Covenants set forth in Section 14.1 of the Massport Lease, as copy of which is attached hereto as
                  Exhibit I, wherein the term "Tenant" shall mean Tenant hereunder and "Landlord" shall mean the Landlord under the Massport Lease.

6.2 NEGATIVE COVENANTS. Tenant covenants at all times during the term and such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

         6.2.1 ASSIGNMENT AND SUBLETTING. (a) Except for a Permitted Transfer, not to assign, transfer, mortgage or pledge this Lease or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease (including, without limitation, the use of the parking spaces provided by Landlord pursuant to Section 2.1(c) hereof ) to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant without the prior written consent of Landlord. Except for a Permitted Transfer, in the event Tenant desires to assign this Lease or sublet any portion or all of the Premises, Tenant shall notify Landlord in writing of Tenant's intent to so assign this Lease or sublet the Premises and the proposed effective date of such subletting or assignment, and shall request in such notification that Landlord consent thereto. Except for transactions which are Permitted Transfers, Landlord may terminate this Lease in the case of a proposed assignment, or suspend this Lease pro tanto for the period and with respect to the space involved in the case of a proposed subletting, by giving written notice of termination or suspension to Tenant within 15 business days after Tenant's notice to Landlord hereunder, with such termination or suspension to be effective as of the effective date of such assignment or subletting. If Landlord does not so terminate or suspend within such 15 business day period, Landlord's consent shall not be unreasonably withheld to an assignment during the initial term or to a subletting during the term of this Lease (including, without limitation, the use by the assignee or subtenant of parking spaces provided by Landlord under Section 2.1(c)) , provided that the following conditions are met:

                  (i) the proposed assignee or subtenant has a net worth and creditworthiness reasonably acceptable to Landlord;

                  (ii) the proposed assignee or subtenant is not then, and has not within the 12 months immediately preceding such request been, a tenant in the Building or an entity with whom Landlord is dealing or has dealt regarding the possibility of leasing space in the Building, unless Landlord does not have competing space for lease in the Building;

                  (iii) Tenant is not in default beyond any applicable grace period under this Lease;

                  (iv) the assignee or subtenant shall use the Premises only for the Permitted Uses;

                  (v) with respect to a subletting during an Extension Term of this Lease, after such subletting the initial Tenant named herein shall occupy at least 50% percent of the Rentable Area of the Premises.

                  Tenant shall furnish Landlord with any information reasonably requested by Landlord to enable Landlord to determine whether the proposed assignment or subletting complies with the requirements contained herein, including without limitation, financial statements relating to the proposed assignee or subtenant.

                  (b) Notwithstanding Section 6.2.1(a), if the aggregate amount of space sublet by Tenant previously and taking into account the currently proposed sublease will be less than 30% of the Premises, then Landlord shall not have the right under Section 6.2.1(a) to suspend this Lease for the period and with respect to the proposed space to be sublet except to lease such space to another tenant in the Building. However, any such proposed subletting shall be subject to the other provisions of this
                  Section 6.2.1 (including, without limitation, the requirement for Landlord's consent in accordance with and subject to the provisions of Section 6.2.1(a)), except that the proposed subtenant or assignee may then be, or may have been during the immediately preceding 12 months, a tenant in the Building, notwithstanding anything to the contrary contained in Section 6.2.1(a)(ii).

                  (c) Tenant shall, as additional rent, reimburse Landlord promptly for Landlord's reasonable legal expenses incurred in connection with any request by Tenant for such consent. If Landlord consents thereto, no such subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord's written approval in the case of any other subletting or assignment. If Tenant has not entered into an assignment or sublease within 90 days after Landlord's election not to terminate or suspend the term hereof pursuant to Section 6.2.1(a) above, then Landlord shall again have the right to terminate the term in the case of a proposed assignment, or suspend this Lease pro tanto for the period and with respect to the space involved in the case of a proposed subletting in accordance with Section 6.2.1(a) as if Landlord's prior election not to do so had not been made.

                  (d) If for any assignment or sublease consented to by Landlord hereunder Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in case of sublease of part, in excess of such rent fairly allocable to the part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account and after deduction for reasonable expenses of

                  Tenant in connection with, and amortized over the term of, the assignment or sublease (including, without limitation, reasonable attorneys' fees, brokerage commissions, tenant improvements and rent concessions in lieu of tenant improvements), to pay to Landlord as additional rent 50% percent of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

                  (e) If, at any time during the term of this Lease, there is a transfer of a controlling interest in the stock, membership or general partnership interests of Tenant, Tenant shall so notify Landlord and such transfer shall not be deemed to be an assignment of this Lease which shall be subject to the provisions of this Section 6.2.1 unless Tenant's Market Value of Equity is reduced below an amount equal to the lesser of
                  (1) Tenant's Market Value of Equity immediately prior to such transfer, or (2) $20,000,000. "Tenant's Market Value of Equity" shall be defined as the product of the number of outstanding shares of publicly traded stock of Tenant on the date in question, multiplied by the closing price for shares of Tenant on such date.

                  (f) Notwithstanding the foregoing, Tenant shall have the right to do the following (a "Permitted Transfer") without Landlord's consent or right to terminate or suspend this Lease under Section 6.2.1(a) or share in any excess proceeds thereof under Section 6.2.1(d):

                  (1) assign this Lease or sublet all or any part of the
                      Premises to any entity ("Tenant Affiliate") which controls, is controlled by or under common control with Tenant ("control" being defined as ownership of more than 50% of the beneficial interest of the entity in question) , provided that (a) Tenant shall give Landlord at least 5 business days prior notice thereof, together with a copy of the assignment or sublease instrument, and (b) the Tenant Affiliate enters into an agreement with Landlord in which it agrees to assume, perform and be bound by all of the obligations of Tenant under this Lease with regard to the space involved in the transaction in question; or

                  (2) assign or transfer its entire interest in this Lease to any "Tenant Successor" being defined as: (a) a corporation into which or with which Tenant is merged or consolidated, or (b) a corporation, partnership or other business entity acquiring this Lease and all or substantially all of the other property and assets of Tenant, or (c) any successor to any Tenant Successor which becomes such by either of the methods described in (a) or (b) above or otherwise, provided that in all cases ((a), (b) and (c)) the Tenant Successor (1) enters into an agreement with Landlord in which the Tenant Successor agrees to assume, perform and be bound by all of the obligations of Tenant under this Lease, and (2) has a Market Value of Equity after such assignment at least equal to the lesser of (x) Tenant's Market Value of Equity immediately prior to such transfer, or (y) $20,000,000.

         6.2.2 NUISANCE. Not to injure, deface or otherwise harm the Premises or the Property, nor to commit any nuisance; nor permit in the Premises any vending machine (except such as is used for the sale of merchandise to employees of Tenant) or kerosene, gasoline, or inflammable or combustible or explosive fluid or chemical substance other than limited quantities of such materials or substances reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in Tenant's normal operations in the Premises (collectively, "Normal Office Chemicals"); nor permit any cooking to such extent as requires special exhaust venting or in violation of the Rules and Regulations set forth in Exhibit G; nor permit the emission of any objectionable noise or odor; nor permit use of any telecommunications or other equipment which interferes with any other Building tenant's use and employment of its demised premises; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance or cause any increase above normal insurance premiums on the Building; nor conduct any auction, fire, "going out of business" or bankruptcy sales.

         6.2.3 HAZARDOUS WASTES AND MATERIALS. Subject to Section 6.2.2 above concerning use of Normal Office Chemicals, Not to cause or permit any hazardous or toxic wastes, hazardous or toxic substances or hazardous or toxic materials, (collectively, "Hazardous Materials") to be used, generated, stored or disposed of on, under or above, or transported to or from, the Premises (collectively, "Hazardous Materials Activities") without first receiving Landlord's written consent, which may be withheld for any reason and revoked at any time, if in Landlord's judgment such use shall be harmful or detrimental to any person or property on or about the Building or Property. If Landlord consents to any such Hazardous Materials Activities, Tenant shall conduct them in strict compliance (at Tenant's sole cost and expense) with all applicable laws, and use all necessary and appropriate precautions to prevent any spill, discharge, release or exposure to persons or property. Landlord shall not be liable to Tenant for any loss, cost, expense, claims, damage or liability arising out of any Hazardous Materials Activities by Tenant, Tenant's employees, agents, contractors, licensees, customers or invitees, whether or not consented to by Landlord. Tenant shall indemnify, defend with counsel acceptable to Landlord, and hold Landlord and all Landlord Affiliates harmless from and against any and all loss, costs, expenses, claims, damages or liabilities arising out of: (i) any Hazardous Materials Activities on the Premises, whether or not consented to by Landlord; and (ii) any Hazardous Materials Activities by Tenant, Tenant's employees, agents, contractors, licensees, customers or invitees at the Building. For purposes hereof, "Hazardous Materials" shall include but not be limited to substances defined as "hazardous substances," "toxic substances" or "hazardous wastes" or "oil" in any local, state or federal law, rule, regulation or ordinance (collectively, "Environmental Law(s)"). If Landlord consents to any Hazardous Materials Activities, prior to using, storing or maintaining any Hazardous Materials on or about the Premises (other than Normal Office Chemicals), Tenant shall provide Landlord with a list of the types and quantities thereof, and shall update such list as necessary for continued accuracy. Tenant shall also provide Landlord with a copy of any Hazardous Materials inventory statement for Hazardous Materials other than Normal Office Chemicals and any updates thereof required by any applicable Environmental Laws. If Tenant's activities violate or create a risk of violation of any Environmental Law or cause a spill, discharge, release or exposure to any persons or property, Tenant shall cease such activities immediately upon notice from Landlord. Tenant shall immediately notify Landlord both by telephone and in writing of any spill, discharge, release or exposure of Hazardous Materials in or about the Premises or of any condition in or about the Premises constituting an "imminent hazard" under any Environmental Laws. Landlord, Landlord's representatives and employees may enter the Premise during the term to inspect Tenant's compliance herewith, and may disclose any spill, discharge, release, or exposure or any violation of any Environmental Laws to any governmental agency with jurisdiction.

         6.2.4 FLOOR LOAD; HEAVY EQUIPMENT. Not to place a load upon any floor of the Premises exceeding the floor load per square foot area which Landlord reasonably determines the floor is adequate to carry, and in no event, in excess of that allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy business machines and equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment which cause vibration or noise shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight or fixtures into or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize.

         6.2.5 INSTALLATION, ALTERATIONS OR ADDITIONS. (a) Not to make any installations, alterations or additions in, to or on the Premises nor to permit the making of any holes in the walls, partitions, ceilings or floors (other than to hang artwork and the like) nor the installation or modification of any locks or security devices without on each occasion obtaining the prior written consent of Landlord (which shall not be unreasonably withheld, conditioned or delayed), and then only pursuant to plans and specifications reasonably approved by Landlord in advance in each instance and with contractors reasonably approved by Landlord whose labor will work without interference with other labor working on the Premises or the Building. Any plans submitted for Landlord's approval hereunder shall be deemed approved if Landlord does not request more information or specify its reasonable objections thereto in writing to Tenant within 10 business days after submission. Tenant shall pay promptly when due the entire cost of any work to the Premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials, and at Landlord's request if the work costs over $100,000 Tenant shall furnish to Landlord a bond or other security acceptable to Landlord assuring that any work commenced by Tenant will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics' lien or other encumbrance arising out of such work. All such work shall be done in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws. Tenant shall save Landlord and all Landlord Affiliates harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

                  (b) Before Tenant begins any work, Tenant shall (i) secure all licenses and permits necessary therefor at Tenant's sole expense, (ii) deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and (iii) cause each contractor to carry (A) workers' compensation insurance in statutory amounts and employer's liability insurance with limits not less than $500,000 per accident covering all the contractor's and subcontractor's employees,
                  (B) commercial general liability insurance, including completed operations coverage for a period of 2 years beyond completion of the work that the contractor/subcontractor performs with such limits as Landlord may reasonably require, but in no event less than $2,000,000 per occurrence, and (C) automobile liability insurance with such limits as Landlord may reasonably require, but in no event less than $2,000,000 combined single limit per accident. All such insurance (i) is to be written by companies reasonably approved by Landlord,
                  (ii) shall name Landlord, all Landlord Affiliates requested by Landlord and Tenant as additional insureds, as their respective interests may appear, as well as their respective contractors and subcontractors, (iii) shall contain a waiver of subrogation provision in favor of Landlord and all such Landlord Affiliates, and (iv) shall be primary coverage as to any other coverage maintained by any insured other than Tenant). Tenant shall deliver to Landlord certificates of all such insurance before Tenant begins any work. Tenant agrees to promptly pay when due the entire cost of any work done in the Premises by Tenant, its agents, employees or contractors, and within 5 business days upon receipt of notice of the same to discharge or bond off any such liens which may attach to the Premises by reason of such work.

                  (c) Landlord may inspect the work in progress at reasonable times, provided, however, Landlord shall, except in case of emergency, (i) give Tenant reasonable prior notice of such inspections and (ii) conduct such inspections so as to minimize interference with the construction work of Tenant. All work shall be done so as to minimize unreasonable interference with other tenants or lawful occupants of the Building and with Landlord's operation of the Building or other construction work being done by Landlord.

                  (d) At Landlord's request, Tenant shall, promptly after such work is completed, provide Landlord with a full set of as built plans for the portions of the Premises affected by such work, unless such work did not change anything that would be shown on as built plans.

         6.2.6    ABANDONMENT. Not to abandon the Premises during the term.

         6.2.7 SIGNS. Not without Landlord's prior written approval, to paint or place any signs or place any curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises. Landlord agrees that Tenant may have its name in the Building directory and Tenant's Office Percentage of the space therein for names of Tenant's personnel, at Landlord's expense. Landlord will also pay up to $1,000 for an identification sign for Tenant on any multi-tenant floor upon which part of the Premises is located that complies with Landlord's design standards therefor.


                                    ARTICLE 7

                               CASUALTY OR TAKING

7.1 TERMINATION. In the event that the Premises or the Building, or any material part thereof, shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, then this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within 60 days after the date of the taking or casualty.

7.2 RESTORATION. If Landlord does not elect to so terminate within 60 days after the date of the taking or casualty, this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such taking, destruction or damage and subject to zoning and building laws or ordinances then in existence (such work being referred to as "Landlord's Restoration Work"). "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services. If Landlord's Restoration Work hereunder has not been substantially completed within 9 months after the date of damage (which date shall be extended for up to 60 days of delays resulting from causes set forth in Section 11.5 or and the length of any delays resulting from Tenant or any of its agents, employees or contractors), then Tenant shall have the right to terminate this Lease by giving Landlord written notice of its election to do so within 30 days after the end of such 11 month period, and if Tenant timely gives such notice, this Lease shall terminate 30 days after the date thereof unless Landlord's Restoration Work is substantially completed within such 30 day period, in which event such termination notice shall be void and this Lease shall continue in full force and effect.

7.3 AWARD. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant's rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request. The foregoing shall not apply, however, to any separate award for Tenant's personalty and moving expenses in the case of a taking.



                                    ARTICLE 8

                                    DEFAULTS

8.1      EVENTS OF DEFAULT. If any of the following occurs:

         (a) Tenant shall default in the payment when due of any Fixed Rent or additional rent, and such default shall continue for 10 days after notice thereof from Landlord; or

         (b) Tenant shall have previously defaulted more than twice in any 12 month period in the payment when due of any Fixed Rent or additional rent, Tenant defaults in the payment when due of any Fixed Rent or additional rent, and such default shall continue for 5 days after notice thereof from Landlord; or

         (c) Tenant shall default in the timely performance or observance of any of the other covenants contained in this Lease on the Tenant's part to be performed or observed and shall fail, within 30 days after notice from Landlord of such default, to cure such default or if such default is not reasonably susceptible of cure within 30 days, if Tenant shall fail to commence to cure within said 30 days after notice of such default from Landlord or shall thereafter fail diligently to prosecute such cure to completion; or

         (d) the estate hereby created shall be taken on execution, or by other process of law; or

         (e) Tenant commences a voluntary case under Title 11 of the United States Code as from time to time in effect, or it authorizes, by appropriate proceedings of trustees or other governing body the commencement of such a voluntary case; or

         (f) Tenant files an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or if it seeks, consents to or acquiesces in the relief therein provided, or if it fails to controvert timely the material allegations of any such petition; or

         (g) there is entered an order for relief in any involuntary case commenced under said Title; or

         (h) Tenant seeks relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by Tenant's consent to or acquiescence in such relief; or

         (i) there is entered an order by a court of competent jurisdiction (i) finding Tenant to be bankruptcy or insolvent, (ii) ordering or approving Tenant's liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of Tenant's property; or

         (j) Tenant makes an assignment for the benefit of, or enters into a composition with, its creditors, or appoints or consents to the appointment of a receiver or other custodian for all or a substantial part of its property; or

         (k) Tenant rejects this Lease and a court of competent jurisdiction enters an order approving the rejection of the Lease under Title 11 of the United States Code as from time to time in effect, or under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by Tenant's consent to or acquiescence in such relief;

         then and in any of said cases, Landlord may, to the extent permitted by law, immediately or at any time thereafter and with or without demand or notice to Tenant, terminate this Lease and enter into and upon the Premises, or any part thereof in the name of the whole, and repossess the same as of Landlord's former estate, and expel Tenant and those claiming through or under Tenant and remove its effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent and preceding breach of covenant.

8.2      REMEDIES. (a) No termination or repossession provided for in Section
         8.1 shall relieve Tenant or any guarantor of the liabilities and obligations of Tenant under this Lease, all of which shall survive any such termination or repossession. In the event of any such termination or repossession, Tenant shall pay to Landlord, at Landlord's election, either (i) in advance on the first day of each month, for what would have been the entire balance of the term, 1/12th (and a pro rata portion thereof for any fraction of a month) of the annual Fixed Rent, additional rent and all other amounts for which Tenant is obligated hereunder, less, in each case, the actual net receipts by Landlord by reason of any re-letting of the Premises after deducting Landlord's reasonable expenses in connection with such re-letting, including, without limitation, removal, storage and repair costs and reasonable brokers' and attorneys' fees, or (ii) upon demand and at the option of Landlord at any time thereafter, the present value computed at a capitalization rate based upon the Prime Rate, of the amount by which the payments of Fixed Rent and additional rent reasonably estimated to be payable for the balance of the term would exceed the payments reasonably estimated by Landlord to be the fair rental value of the Premises on the terms and conditions of this Lease over such period, determined as of such date.

         (b) Landlord may (i) re-let the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term and may grant such concessions and free rent as Landlord in its sole discretion considers advisable or necessary to re-let the same, and (ii) make such alterations, repairs and decorations to the Premises as Landlord in its sole discretion considers advisable or necessary to re-let the same, and no action of Landlord in accordance with the foregoing or failure to re-let or to collect rent under re-letting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

         (c) Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

8.3 REMEDIES CUMULATIVE. Any and all rights and remedies which either party may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law, except for any which are expressly designated as exclusive rights or remedies.

8.4 LANDLORD'S RIGHT TO CURE DEFAULTS. Landlord may, but shall not be obligated to, cure, at any time, without notice, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid, as additional rent, by Tenant to Landlord on demand, together with interest thereon at the Default Rate from the date of payment by Landlord to the date of payment by Tenant.

8.5 EFFECT OF WAIVERS OF DEFAULT. Any consent or permission by either party to any act or omission which otherwise would be a breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

8.6 NO WAIVER, ETC. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by either party to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.7 NO ACCORD AND SATISFACTION. No acceptance by Landlord of a lesser sum than the Fixed Rent, additional rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

                                    ARTICLE 9

                     RIGHTS OF MORTGAGEES AND GROUND LESSORS

9.1 RIGHTS OF MORTGAGEES AND GROUND LESSORS. (a) This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any Superior Lease and all renewals, extensions, modifications and replacements thereof, and to all Superior Mortgages whether or not any such Superior Mortgage shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such Superior Mortgages, and to all renewals, modifications, replacements and extensions of such Superior Leases and such Superior Mortgages and all consolidations of such Superior Mortgages, provided that Landlord shall deliver to Tenant an agreement ("Non-Disturbance Agreement") of each such Superior Lessor or Superior Mortgagee in the customary form used by such Superior Lessor or Superior Mortgagee to the effect that, subject to the conditions set forth in clauses (a) - (g) of the following paragraph, Tenant's rights under this Lease shall not be disturbed by such Superior Lessor or Superior Mortgagee, so long as there shall exist no event of default hereunder as referred to in
         Section 8.1 hereof. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, any Superior Lessor or any Superior Mortgagee or any of their respective successors in interest may reasonably require to evidence such subordination. Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called "Superior Lease" and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called "Superior Lessor"; and any mortgage to which this Lease is, at the time referred to, subject and subordinate, is herein called "Superior Mortgage" and the holder of a Superior Mortgage is herein called "Superior Mortgagee". The parties acknowledge that Superior Leases as of the date hereof consist of (i) a certain East Office Ground Lease (the "Massport Lease") between Massachusetts Port Authority ("Massport"), as landlord, and 121A Owner, as tenant, dated as of July 13, 1998, and (ii) a certain East Office Operating Sublease between 121A Owner, as landlord, and Landlord, as tenant, dated as of July 13, 1998.

         (b) If any Superior Lessor or Superior Mortgagee or the nominee or designee of any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord's rights (herein called "Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord (unless formerly the landlord under this Lease or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (b) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant other than the Security Deposit and rent for the balance of the current month if paid in advance by Tenant, (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (d) bound by any modification of this Lease subsequent to such Superior Lease or Mortgage, or by any previous prepayment of Annual Fixed Rent or additional rent for more than 1 month, which was not approved in writing by the Superior Landlord or the Superior Mortgagee, (e) liable to the Tenant beyond the Successor Landlord's interest in the Property and the rents, income, receipts, revenues, issues and profits issuing from the Property, (f) responsible for the performance of any work to be done by the Landlord under this Lease to render the Premises ready for occupancy by the Tenant, but shall be subject to the provisions of Sections 3.1(b) and 3.1(c), or (g) required to remove any person occupying the Premises or any part thereof, except if such person claims by, through or under the Successor Landlord.

9.2 MODIFICATIONS. If any Superior Lessor or Superior Mortgagee shall reasonably require any modification(s) of this Lease, Tenant shall, at Landlord's request, promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall require, provided that such modification(s) do not affect the rent payable hereunder and do not adversely affect in any material respect any of Tenant's rights or impose any new obligations under this Lease. In addition, and notwithstanding Section 9.1 to the contrary, Landlord or any Superior Lessor or Superior Mortgagee may, at its option, make this Lease superior to any such Superior Mortgage or Superior Lease by giving Tenant 10 days prior written notice of such election and no other documentation shall be necessary to effect such change.

                                   ARTICLE 10

                         APPRAISAL OF FAIR RENTAL VALUE

10.1 DISPUTE AS TO FAIR RENTAL VALUE. In the event that Tenant disputes the amount claimed by Landlord as Fair Rental Value of the Premises pursuant to Section 2.4 and such dispute cannot be resolved by mutual agreement on or before the date 13 months prior to the commencement of the Extension Term, Tenant shall have the right to submit the dispute to the appraisal process hereinafter set forth. The amount of Fair Rental Value determined pursuant to such appraisal process shall be final and binding between the parties. The appraisal process shall be conducted as follows:

         10.1.1 APPOINTMENT OF APPRAISERS. Tenant shall make demand for appraisal in writing within 20 business days after service of Landlord's determination of Fair Rental Value given under
                  Section 2.4 specifying therein the name and address of the person to act as the appraiser on its behalf. The appraiser shall be a real estate appraiser with at least ten years' experience in the field and a qualified member of the American Institute of Real Estate Appraisers, or any successor of such Institute (or if such organization or successor shall not longer be in existence, a recognized national association or institute of land appraisers) familiar with the fair market rent of first-class commercial office space in Boston, Massachusetts. Failure on the part of Tenant to make a timely and proper demand for such appraisal shall constitute a waiver of the right thereto. Within 10 business days after the service of the demand for appraisal, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as appraiser on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its appraiser within or by the time above specified, then Tenant shall thereafter send a second notice to Landlord indicating such failure and requesting Landlord to appoint such an appraiser. If Landlord fails to notify Tenant of the appointment of its appraiser within 5 business days after the giving of such notice by Tenant then the appraiser appointed by Tenant shall be the sole appraiser to determine the issue.

         10.1.2 DECISION BY TWO APPRAISERS. In the event that 2 appraisers are chosen pursuant to paragraph (a) above, the appraisers so chosen shall meet within 10 business days after the second appraiser is appointed and, if within 10 business days after such first meeting the two appraisers shall be unable to agree upon a determination of Fair Rental Value, they shall appoint a third appraiser, who shall be a competent and impartial person with the same minimum qualifications and experience as is required of the first two appraisers. In the event they are unable to agree upon such appointment within 5 business days after expiration of said 10 day period, the third appraiser shall be selected by the parties themselves, if they can agree thereon, within a further period of 10 business days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by an officer of the American Arbitration Association in Boston, Massachusetts. The 3 appraisers shall decide the dispute, if it has not previously been resolved, by following the procedure set forth below.

         10.1.3 DECISION BY THREE APPRAISERS. Where the issue cannot be resolved by agreement the two appraisers selected by Landlord and Tenant or settlement between the parties during the course of the appraisal process, the issue shall be resolved by the three appraisers in accordance with the following procedure. Within 20 days after the third appraiser has been selected, each appraiser shall state in writing his determination of the Fair Rental Value, supported by the reasons therefor, with counterpart copies to each party. The appraisers shall arrange for a simultaneous exchange of such proposed determinations. The Fair Rental Value shall be the mean of the three appraisals; provided, however, if an appraisal deviates from the mean by more than 10%, such deviant appraisal shall be discarded and Fair Rental Value shall be, if there is one deviant appraisal, the mean of the two appraisals remaining, or, if there are two deviant appraisals, the one appraisal remaining.

10.2 BINDING EFFECT; COSTS. All such determinations of Fair Rental Value shall be final and binding upon the parties. The provision for determination by appraisal shall be specifically enforceable to the extent such remedies are available under the applicable law, and any determination hereunder shall be final and binding upon the parties hereto, and either party shall have the right to enter judgment thereon, unless otherwise provided by applicable law. If a determination of Fair Rental Value is to be made pursuant to this
         Article 10, Landlord and Tenant shall each pay for the fees and disbursements of any appraiser appointed by it and shall share equally in the fees and expenses of any third appraiser.

                                   ARTICLE 11

                            MISCELLANEOUS PROVISIONS

11.1 NOTICES FROM ONE PARTY TO THE OTHER. All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Notice Address of Tenant or after the Fixed Rent Commencement Date for the Initial Premises at the Premises or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Notice Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be sent to such address by registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized courier, charges prepaid, or by hand and shall be effective when received or when tendered delivery is refused.

11.2 QUIET ENJOYMENT. Landlord agrees that upon Tenant's paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of hindrance or molestation from

         Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

11.3 LEASE NOT TO BE RECORDED. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute.

11.4 LIMITATION OF LANDLORD'S LIABILITY. The term "Landlord" as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Property, and in the event of any transfer or transfers of title to the Property, the Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership of said leasehold interest or fee, as the case may be. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Property and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

11.5 ACTS OF GOD. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time," and such time shall be deemed to be extended by the period of such delay.

11.6 LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of 30 days or such additional time as is reasonably required to correct any such default after written notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default. Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of Landlord's default, whether or not notice is given. Except as expressly set forth herein, Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any rent due hereunder.

11.7 BROKERAGE. Each party warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, other than the Broker (whose commission shall be paid by Landlord pursuant to a separate agreement if, as and when this Lease is fully executed and delivered and not otherwise), and each party shall defend, indemnify and hold harmless the other against any and all liability for breach of such warranty and representation.

11.8 APPLICABLE LAW AND CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

11.9 LITIGATION EXPENSES. In any litigation between the parties regarding this Lease, the losing party shall pay to the prevailing party all reasonable expenses and court costs including attorney's fees incurred by the prevailing party. A party shall be considered the prevailing party if:

         (i) it initiated the litigation and substantially obtains the relief sought, either by entry of a judgment or the other party's voluntary action before trial or judgment;

        (ii) it did not initiate the litigation and the other party withdraws its action without substantially obtaining the relief it sought; or

       (iii) it did not initiate the litigation and judgment is entered in favor of either party, but without substantially granting the relief sought by the initiating party.

11.10 ROOF SPACE. (a) Tenant shall have the right to use an area of the roof of the Building designated by Landlord (the "Roof Space") for the purpose of installing (in accordance with the terms and conditions of this Lease), operating and maintaining a satellite dish antenna, not larger than 18 inches in diameter, and the necessary equipment related thereto for Tenant's own use (collectively the "Communications Equipment"). Tenant shall pay Landlord annual rent for the Roof Space at the rate of $300.00 per month, payable at the same time and in the same manner as the Annual Fixed Rent for the Premises, and all of the other provisions of this Lease shall apply to the Roof Space as if it were part of the Premises.

         (b) Tenant's right to install the Communications Equipment shall be subject to the reasonable approval rights of Landlord and Landlord's architect with respect to the plans and specifications for the Communications Equipment, including, without limitation, the size, height and dimensions of the Communications Equipment, the manner in which the Communications Equipment is attached to the roof of the Building and the manner in which any cables are run to and from Premises and the Communications Equipment. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing of the Communications Equipment.

         (c) Landlord agrees that Tenant, upon reasonable prior notice to Landlord, shall have access to the Roof Space for the purpose of installing, maintaining, repairing and removing the Communications Equipment, provided that, in the event of an emergency, Landlord will use reasonable efforts to provide Tenant with immediate access to the Roof Space. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC inspectors or persons under their direct supervision will be permitted to have access to the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the Roof Space in order to keep to a minimum the number of people having access to the Roof Space and the frequency of their visits.

         (d) Tenant shall be responsible for assuring that the installation, maintenance, operation and removal of the Communications Equipment will in no way damage the Building or roof thereof, or interfere with the use of the Building and roof by Landlord or any other tenants. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

         (e) Tenant agrees to install and operate the Communications Equipment in a manner which will not cause material interference to Landlord or other tenants of the Building. For purposes hereof, interference from the operation of the Communications Equipment shall be deemed to be material if it reduces the operating efficiency or utility of any equipment or if it adversely affects the purity of any frequency or signal then used by Landlord or any tenant of the Building for transmission or receiving purposes. In the event the Communications Equipment causes such material interference, Tenant shall change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, the Tenant agrees to remove the portion of the Communications Equipment from the Roof Space that is causing such interference and Tenant's right to use the Roof Space for such portion of the Communications Equipment shall then terminate without further obligation on either party, other than Tenant's obligation to remove such Communications Equipment and repair any damages as a result thereof.

         (f) All installations and operations in connection with this Lease by Tenant shall meet with all applicable rules and regulations of the Federal Communications Commission ("FCC"), Federal Aviation Administration ("FAA") and all applicable codes and regulations of the city, county and state concerned. Under this Lease, the Landlord assumes no responsibility for the licensing, operation and/or maintenance of Tenant's equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects.

         (g) Tenant shall be responsible for the cost of installation, operation, cleanliness, maintenance and removal of the Communications Equipment and appurtenances, all of which shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the termination of this Lease. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees to maintain all of Tenant's equipment placed on or about the roof in proper operating condition and maintain same in satisfactory condition as to appearance and safety. Tenant agrees that at all times during the term of this Lease, it will keep the Roof Space free of all trash or waste materials by Tenant.

         (h) In light of the specialized nature of the Communications Equipment, Tenant shall be permitted to utilize the services of its choice for installation, removal and repair of the Communications Equipment. Notwithstanding the foregoing, Tenant must provide Landlord with prior notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely effecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant's option, to perform such work in conjunction with Tenant's contractor. In the event Landlord contemplates roof repairs that require temporary removal or relocation of the Communications Equipment, or which may result in an interruption of the Tenant's telecommunication service, Landlord shall formally notify Tenant at least ten (10) days in advance prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such services, provided that, in the event of an emergency, Landlord shall not be required to give Tenant ten (10) days notice but, in good faith, shall give Tenant as much notice as is reasonably possible considering the nature of the emergency. In addition, if the roof repairs are not of an emergency nature and Tenant reasonably requires more than ten (10) days in which to make alternative service arrangements, Landlord will work together in good faith with Tenant to agree upon an arrangement that allows Landlord to perform such roof repairs on a timely basis without additional cost and allows Tenant an adequate amount of time to make alternative service arrangements.

                                   ARTICLE 12

                                SECURITY DEPOSIT



12.1 INITIAL SECURITY DEPOSIT. Concurrently with Tenant's execution of this Lease Tenant shall wire transfer to Landlord, in accordance with the wiring instructions set forth in Exhibit K attached hereto, funds in the amount of the Security Deposit Amount set forth in Section 1.1 as security for the full and punctual performance by Tenant of all of the terms of this Lease. Landlord shall deposit such funds in an interest bearing money market account in a financial institution selected by Landlord, with interest to be added to such account (the funds and interest in such account being referred to as the "Security Deposit"). In the event Tenant defaults in the performance of any of the terms of this Lease beyond any applicable cure period, including the payment of rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any rent or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default of any of the terms of this Lease, including any damages or deficiency in the re-letting of the Premises, whether accruing before or after summary proceedings or other re-entry by Landlord. In the case of every such use, application or retention, Tenant shall, on demand, pay to Landlord the sum which when added to the Security Deposit then held by Landlord (if any) will cause the Security Deposit held by Landlord to equal the applicable Security Deposit Amount. If Tenant shall fully and punctually comply with all of the terms of this Lease, the Security Deposit, together with any accrued interest thereon, shall be returned to Tenant after the termination of this Lease and delivery of exclusive possession of the Premises to Landlord. In the event of a sale or lease of the building, Landlord shall have the right to transfer the security to the buyer or lessee and Landlord shall ipso facto be released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new landlord for the return of the Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance or attempted assignment or encumbrance.

12.2 REDUCTION SCHEDULE. Provided that Tenant is not in default of any of its obligations hereunder beyond any applicable cure period at the time of scheduled reduction hereunder, after the end of the 2nd Lease Year the Security Deposit Amount shall be reduced to the following amounts during the following periods:

                               Lease Year                     Security Deposit Amount
                               ----------                     -----------------------
                                   3                               $1,600,000.00

                                   4                               $1,200,000.00

                     5 through 7 and the Extension
                           Term if applicable                       $800,000.00



         In implementation thereof, after any reduction hereunder, if the amount of the Security Deposit held by Landlord exceeds the Security Deposit Amount required hereunder, Landlord shall remit such excess to Tenant within 5 business days of Tenant's request therefor, however there shall be no more than one such remittance per reduction hereunder.

                                   ARTICLE 13

                          TENANT'S EMERGENCY GENERATOR

13.1 TENANT'S EMERGENCY GENERATOR. Tenant shall have the right to install (in accordance with the terms and conditions of the Lease), operate and maintain an emergency back-up generator (the "Generator") and 1 accessory fuel tank (the "Tank") each in locations designated by Landlord.

13.2 TERMS OF USE. The space utilized by Tenant for the Generator and Tank shall not be included in the Rentable Area of the Premises and no Fixed Rent or Additional Rent shall be payable therefor but all of the other provisions of this Lease shall apply thereto, except that Landlord shall not have any obligation to provide any services thereto. Notwithstanding anything herein to the contrary, Tenant's right to install the Generator and Tank shall be subject to Landlord's reasonable approval of the manner in which the Generator and Tank are installed, the manner in which any cables and wires are run to and from the Generator to the Premises and any fuel lines are run from the Tank to the Generator and the measures that will be taken to eliminate any vibrations or sound disturbances from the operation of the Generator and to minimize the hazards presented by the Tank. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing of the Generator and Tank. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Generator.

13.3 INSTALLATION, OPERATION, MAINTENANCE AND REMOVAL. (a) Tenant shall be responsible for assuring that the installation, maintenance, operation and removal of the Generator and Tank will in no way damage the Building. Tenant agrees to be responsible for any damage caused to the Building or Property in connection with the installation, maintenance, operation or removal of the Generator and Tank and, in accordance with the terms of Section 6.1.5 of this Lease, to indemnify, defend and hold Landlord and all Landlord Affiliates harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects' and attorneys' fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Landlord in connection with the installation, maintenance, operation or removal of the Generator and Tank.

         (b) Tenant shall be responsible for the installation, operation, cleanliness, maintenance and removal of the Generator, Tank and appurtenances, all of which shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the termination of the Lease. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the Generator, Tank and appurtenances were attached. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant agrees to maintain the Generator and Tank in good condition and repair. If Tenant fails to perform any of its obligations under this Article 13 and such failure continues for 10 business days after written notice from Landlord, then, in addition to and not in lieu of any of Landlord's other remedies on account thereof, at Landlord's election, exercisable by and effective upon written notice to Tenant, Tenant's rights under this Article 13 shall terminate and Tenant shall immediately remove the Generator and Tank from the Building and the Property and repair any damage caused by the installation and/or removal thereof.

13.4 ACCESS TO GENERATOR AREA. Tenant, upon prior notice to Landlord and subject to the reasonable rules and regulations enacted by Landlord, shall have access to the Generator and Tank for the purpose of installing, repairing, maintaining and removing them. Tenant shall only test the Generator and Tank outside Normal Business Hours and upon prior notice to Landlord.

         WITNESS the execution hereof under seal on the day and year first above written:

                                        Landlord:

                                        EAST OFFICE OPERATING
                                        LIMITED PARTNERSHIP


                                        By:  Commonwealth Flats
                                             Development East Corp.,
                                             Its general partner


                                        By: /s/ John Drew
                                           -----------------------------
                                           Name: John Drew
                                           Title:

                                        Tenant:

                                        BREAKAWAY SOLUTIONS, INC.


                                        By: /s/ Gordon Brooks
                                           -----------------------------
                                           Name: Gordon Brooks
                                           Title: President and Chief
                                                  Executive Officer

                                    EXHIBIT A

                                LEGAL DESCRIPTION

         The land, together with all buildings and improvements thereon, shown as Parcel B-2 on a plan of land entitled "ALTA/ACSM Land Title Survey prepared for Commonwealth Flats Development L.P. World Trade Center Boston-East Office Building and Park South Boston, Massachusetts" dated May 27, 1998, prepared by Cullinane Engineering and recorded with the Suffolk County Registry of Deeds ("Suffolk Deeds") in Book 23335, Page 76 (the "Plan") and more particularly described in accordance with said Plan as follows:



Beginning     at a point on the southerly side of Northern Avenue at the northwesterly corner of Parcel B-2;

Thence        by the southerly side of Northern Avenue, S61(degree) 19' 13"E,
              160.00 feet;

Thence by the westerly side of Parcel D, S28(degree) 40' 47"W, 389.00 feet;

Thence        by New Congress Street, N61(degree) 19' 13"W, 160.00 feet;

Thence        by the easterly side of Seaport Lane, N28(degree) 40' 47"E,
              389.00 feet to be point and place of beginning



Containing, according to said Plan, 62,240 square feet of land, more or less.

                             DESCRIPTION OF PARCEL D

         The land, together with all buildings and improvements thereon, shown as Parcel D on the Plan and more particularly described in accordance with said Plan as follows:

Beginning     at a point of the southerly side of Northern Avenue, at the northeasterly corner of Parcel B-2;

Thence        by the southerly side of Northern Avenue, S61(degree) 19' 13"E,
              150.01 feet;

Thence by the westerly side of D Street, S28(degree) 40' 47"W, 389.00 feet;

Thence        by New Congress Street, N61(degree) 19'13", 150.01 feet;

Thence by the easterly side of Parcel B-2, N 28(degree) 40' 47"E, 389.00 feet to the point and place of beginning.

Containing, according to said Plan, 58,359 square feet of land, more or less.

                                    EXHIBIT B

                            PLAN SHOWING THE PREMISES



                                   8TH FLOOR

                       INITIAL SPACE AND ADDITIONAL SPACE

                                    EXHIBIT B

                            PLAN SHOWING THE PREMISES



                                   7TH FLOOR

                       INITIAL SPACE AND ADDITIONAL SPACE

                                    EXHIBIT B

                            PLAN SHOWING THE PREMISES



                                   6TH FLOOR PLAN

                 WORLD TRADE CENTER -- EAST OFFICE BUILDING BREAKAWAY

                                    EXHIBIT C

                           COMMENCEMENT DATE AGREEMENT
                                     FOR THE
                       INITIAL SPACE AND ADDITIONAL SPACE



         _________________ ("Landlord") and ________________ ("Tenant") are
parties to a lease ("Lease") dated ____________ of premises in a building known as World Trade Center East, Two Seaport Lane, Boston, Massachusetts. Landlord and Tenant hereby acknowledge and agree that the term of the Lease of the Initial Space and the Additional Space began on the Commencement Date for the Initial Space and the Additional Space which occurred on __________________ and will end on ____________________ unless extended or terminated earlier pursuant to provisions set forth in the Lease.

         Executed under seal this ____ day of __________, 19__.

                                    LANDLORD:


                                    By:
                                       ----------------------------------
                                          Its:


                                    TENANT:


                                    By:
                                       ----------------------------------
                                          Its:

                                    EXHIBIT C

                           COMMENCEMENT DATE AGREEMENT
                                     FOR THE
                                 EXPANSION SPACE



         _________________ ("Landlord") and ________________ ("Tenant") are
parties to a lease ("Lease") dated ____________ of premises in a building known as World Trade Center East, Two Seaport Lane, Boston, Massachusetts. Landlord and Tenant hereby acknowledge and agree that the term of the Lease for the Expansion Space began on the Commencement Date for the Expansion Space which occurred on __________________ and will end on ____________________ unless extended or terminated earlier pursuant to provisions set forth in the Lease.

         Executed under seal this ____ day of __________, 19__.

                                    LANDLORD:


                                    By:
                                       ----------------------------------
                                          Its:


                                    TENANT:


                                    By:
                                       ----------------------------------
                                          Its:

                                    EXHIBIT D

                              BUILDING DESCRIPTION


                             WORLD TRADE CENTER EAST
                               PROJECT DESCRIPTION

                          WORLD TRADE CENTER -- BOSTON
                             EAST OFFICE BUILDING
                              SITE LOCATION PLAN

                           WORLD TRADE CENTER BOSTON
                             EAST OFFICE BUILDING

                           WORLD TRADE CENTER BOSTON
                             EAST OFFICE BUILDING

                           WORLD TRADE CENTER BOSTON
                             EAST OFFICE BUILDING

EXHIBIT E
WTC EAST OFFICE BUILDING
BASE BUILDING WORK SPECIFICATIONS

         The following systems shall be part of the base building:

A.  HEATING VENTILATION AND AIR CONDITIONING

     1. The HVAC system consists of floor mounted, water-cooled, self-contained air handling units which are served by a multi-celled cooling tower system with a capacity of 2,250 tons. Outdoor air for ventilation will be provided at the rate of 20/CFM per person based on one person per 150 usable feet, as per the BOCA National Mechanical Code.

     2. Each office floor will be served by a water-cooled package air conditioning unit, each with its own set of compressors and a waterside economizer. Landlord provided medium pressure ring ductwork shall be joined and supported per SMACNA standards. Landlord to provide all thermal (external wrap) insulation, fire dampers (as required by code) for base building medium pressure ductwork installed in Tenant's Premises. All low pressure ductwork insulation will be part of TIW. No ducts will be interior lined. Sound attenuators will be used to control sound.

     3. Air distribution will be provided by Variable air volume (VAV) boxes. Fourteen perimeter fan powered VAV boxes, including electric heating coils with built-in transformer controls, will be provided and installed by the Landlord. These boxes are set up to handle approximately 550 square feet each. Landlord will provide a material allowance for one interior non-fan powered, VAV box (i.e. with controls and thermostat, and without electric heat) for every 1500 usable square feet, less the area covered by the 14 perimeter boxes. Installation of these interior VAV boxes will be part of Tenant Improvement Work (TIW). If any additional perimeter or interior VAV Boxes are required, they will be part of TIW. The medium pressure duct will be connected to the floor air handling units and the perimeter fan powered VAV units by the landlord. All low pressure distribution from the perimeter VAV and interior VAV boxes, as well as medium pressure connections to the interior VAV boxes will be part of TIW.

     4. The HVAC system will be capable of providing a cooling capacity of 5 watts per RSF for tenant light and power. Additional cooling capacity of 25 tons per floor will be available in each floor mechanical room at valved and capped condenser water outlets for loads greater than 5 watts square feet, and or after hour loads. It is estimated the condenser water from this supplemental cooling will cost $500/ton/year.

     5. Smoke evacuation, Stair pressurization and garage exhaust systems will be provided and served from a standby emergency generator in accordance with the current high-rise code.

     6. The building will be controlled through a "Building Energy Management System", which will monitor and control building systems. Such system is described in more detail in paragraph E.3 below.

     7. Thermostats for the perimeter VAV boxes will be provided and installed on top of the VAV box with 30 feet of wire. Final installation of thermostat will be part of TIW.

B.  ELECTRICAL

     1. Building electric service is designed to provide 6 watts per RSF, 4 watts for general power, and two watts for lighting, with an additional 3 watts/RSF available at the floor electrical room for other tenant needs on the floor. The distribution panel shall be part of TIW for full floor tenants. On multi tenant floors, Landlord will provide multiple distribution taps.

     2. Central mechanical equipment loads, elevators, lights and power for public spaces will be provided with additional electrical capacity beyond the above stated tenant lighting and power allocation.

     3. Electrical power will be provided by Boston Edison via redundant primary (i.e. 13,800 volts) service to the building. Two primary feeders and redundant transformers are provided. On single tenant floors electrical consumption will be individually check metered for each floor for tenant light and power as well as for HVAC requirements. On multi tenant floors each tenant will be individually check metered for tenant light and power. HVAC electrical will be billed on a square foot pro rata basis during normal operating hours. After normal operating hours electrical HVAC cost will be billed at an hourly rate determined by Landlord on the basis of reasonable engineering calculations.

     4. Electrical energy provided by the landlord will be charged to the tenant as indicated in the lease.

     5. Emergency power will be provided by a diesel powered emergency generator for life safety loads required by code.

     6. Dual-feed telephone service is available from local exchange carriers in the building. This redundancy will be extended throughout the building. Fiber optic bandwidth and digital services will be available to the building. Landlord will provide empty 4-inch sleeves located in the building core telecom closets for installation of Tenant's telephone wiring by Tenant's phone service provider(s).

C.  PLUMBING

     1. Toilet rooms will be provided on all tenant floors and will meet or exceed code requirements for quality and type of fixtures as well as handicapped accessibility. Core toilet rooms will be served by a dedicated exhaust duct and fan system to meet all applicable codes.

     2. Four (4) each waste, vent, and cold water stacks will be available on each floor to provide for tenant requirements.

D.  FIRE PROTECTION/LIFE SAFETY SYSTEMS

     1. The building will provide an automatic sprinkler system covering the complete base building to meet existing codes. Modification of this system to meet tenant design requirements will be part of Tenant Improvement Work. System design must meet Factory Mutual Standards.

     2. A state-of-the-art high rise fire alarm system providing automatic activation of the smoke control systems will be provided at Landlord's expense. Provision and distribution of fire alarm system that is specific to Tenant space design will be part of Tenant Improvement Work.

 E.  ENERGY CONSERVATION FEATURES

     1. Insulation, air barrier and vapor barrier at exterior walls is provided as per code.

     2. Insulated glass with a low E reflective coating and a thermal efficient window system. Base Building exterior insulated glass will have a minimum air space of 1/2" as required to meet or exceed STC 35 criteria. High performance elastometric non hardening sealants that do not diminish the STC 35 rating will be used for exterior joints, including the window and curtain wall perimeters.

     3. Landlord will furnish and install an Energy Management System ("EMS") which will control cost and comfort by monitoring HVAC functions. The EMS will allow Landlord to enter and change setpoints, override schedules, diagnose equipment problems, track energy use and acknowledge alarms from a central location. The EMS will have the capability of remote control through modem access. The brand and model EMS will be comparable to those installed in typical Class A high rise building.

F.  ACCESS CONTROL

     1. A card access control system will be provided for after hours building and elevator access. This will also secure access to floors.

     2. A lobby attendant will be stationed in the main lobby during normal working hours. A security guard will be stationed in the main lobby after normal working hours - (i.e. 24-hour coverage). Both the attendant and the security guard will monitor building security cameras.

G.  FINISHES

TENANT'S PREMISES

     1.  Floor shall be delivered ready for carpet.

     2. Perimeter wall and columns shall be drywalled and taped to a level 1 finish.

     3. Interior core walls shall be drywalled and taped to a level 1 finish. Core doors shall be primed and ready to accept finish.

     4. Standard finished ceiling height shall be 9', assuming Tenant specifies conventional lay-in ceiling construction and normal care is taken in designing and coordinating tenants electrical and mechanical work.

     5. Landlord shall furnish and install building standard window blinds for all exterior windows. A standard window soffit detail will be furnished by the Landlord, and constructed by the tenant as part of TIW.

     6. A common shaft for Tenant's installed kitchen exhaust ducts shall be provided by Landlord at Landlord's expense. The shaft will meet all fire ratings required by applicable codes, including rated clean-out access doors. Tenants will be required to fire-rate their own duct riser within the common shaft.

     MULTI-TENANT FLOOR ELEVATOR LOBBIES

     1. Lobby ceiling will be 2'x 2' acoustical tile laid in a narrow profile recessed grid system.

     2. Lobby floorings will be combination loop/cut pile carpeting with wood base.

     3. Walls will receive a fabric wall covering. Elevator doors and frames will be painted.

     4. Lobby lighting shall be provided to level of approximately 25-foot candles.

     5.  Core doors shall have a final finish.

     CORRIDORS FROM ELEVATOR LOBBIES
     (MULTI-TENANT FLOORS ONLY.)
     [CORRIDORS ON MULTI-TENANT FLOORS SHALL BE PROVIDED BY LANDLORD AT LANDLORD'S COST.]

     1. Corridor partitions shall be constructed of metal studs with gypsum wallboard on the corridor side extending above ceiling to the underside of structure.

     2. Corridor ceilings will be 2' x 2' acoustical tile laid in a narrow profile recessed grid system.

     3. Corridor flooring will be a combination loop/cut pile carpeting with vinyl base.

     4. Corridor walls will receive a polymix finish. Doors and frames will be painted with an enamel paint.

     5. Lighting will consist of recessed 2' x 2' fluorescent parabolic lens fixtures.

     Core Toilet Rooms

     1. All walls will have ceramic tile to a height of approximately 5' with painted gypsum wallboard above.

     2.  Floor finish will be ceramic tile.

     3.  Ceilings will be gypsum wallboard.

     4.  Lavatory counter tops will be granite with under-mounted sinks.

     5. Toilet rooms will comply with handicapped access requirements of the Massachusetts Architectural Access Board and the Americans with Disabilities Act.

     6. Toilet partitions will be painted metal or plastic laminate and ceiling hung.

     7.  Lighting will be indirect cove lights.

H.       STRUCTURAL

     1.  Office floor loading is designed for:

         60 psf live load
         20 psf partition load
         ------
         TOTAL: 80 psf

     2.  Floor slabs shall be constructed to a minimum Ff. 20 floor flatness.

     3. Floor slabs shall be suitable for installation of carpet and will be constructed such that 10' freestanding (unleveled) straight edge placed anywhere on the slab and allowed to rest upon two high spots has a gap between the straight edge and the floor not exceeding 1/4".

I.  VERTICAL TRANSPORTATION

     1. A group of 8 first class passenger elevators will be provided to service the Building. Each cab is rated at 3500 pound capacity with a speed of 500 FPM, having a total travel of 204'-0". Under one way peak traffic conditions, the elevator system's five-minute calculated handling capacity is 12.5% of the estimated building population. Under heavy two traffic conditions, the calculated handling capacity is 12% of the estimated building population.

         Under peak one way traffic conditions, the calculated average interval is just over 20 seconds; the calculated average waiting time is 17 seconds; and the calculated average destination time is less than one minute.

         Under heavy two-way traffic conditions, the calculated average waiting time is 18 seconds, and the calculated average destination time is also less than one minute.

     2.  One service elevator serving P-1, 1-16, and Penthouse floors.

     3.  Two garage passenger elevators.

     4. During the performance of Tenant Improvement Work, Landlord will provide at its expense elevator access and elevator operator(s) as well as normal building security. During after hours use of elevators (during the performance of Tenant Improvement Work), Tenant shall bear the cost for overtime elevator operator (s), and Tenant specific security as a part of Tenant Improvement Work. Tenant shall not be responsible for elevator charges or laborer charges during move-in. Tenant will be responsible for removal of all cardboard and trash associated with move-in.

EXHIBIT F
WORLD TRADE CENTER EAST
OFFICE SPACE CLEANING SPECIFICATIONS


I.       INTERIOR TENANT AREAS

NIGHTLY MONDAY THROUGH FRIDAY, EXCLUDING HOLIDAYS

1. Dust mop all stone, ceramic tile, terrazzo and other type of un-waxed flooring.

2. Dust mop all vinyl, asphalt, rubber and similar types of flooring. Remove gum and other substances, spot mop if necessary.

3.       Vacuum all carpeted areas.

4.       Dust mop all private and public stairways and vacuum if carpeted.

5. Hand dust and wipe clean all horizontal surfaces including furniture, file cabinets, fixtures, and windowsills, using chemically treated dust cloth. PAPERS ON DESKS SHALL REMAIN UNDISTURBED.

6. Dust and sanitize all telephones using disinfectant solution. Care is to be taken NOT to depress buttons thus altering phone programs, i.e., call forwarding.

7. Remove fingerprints from all painted surfaces near light switches, entrance doors, drinking fountains, etc.

8.       Remove all gum and foreign matter on sight.

9. Empty and clean all waste receptacles and remove waste materials to compactors. Replace liners as necessary.

10. Damp wash interiors of all waste disposal receptacles and wash as necessary.

11. Clean and sanitize all water fountains, and water coolers with a disinfectant solution. Wash all sinks and the floors adjacent to them on a nightly basis.

12.      Spot mop floors for spills, etc.

13.      Empty and damp clean all ashtrays.

14. Clean all low ledges, shelves, bookcases, chair rails, trim, pictures, charts etc. within reach.

15.      Clean mirrors, metal work, glass tabletops.

16. Upon completion of work, all slop sinks are to be thoroughly cleaned and all cleaning equipment and supplies stored neatly in locations designated by the Management of the building.

17. All cleaning operations shall be scheduled so that a minimum of lights are to be left on at any time. Upon completion of cleaning all lights are to be turned off. All entrance doors are to be kept locked during the cleaning operation.

18.      Spot clean both sides of tenant entry glass doors.

19.      Spot clean desk tops and counter tops.

20.      Pick up all recyclable material and take to appropriate place.

WEEKLY

1.       Hand dust all door louvers and other ventilating louvers within reach.

2.       Dust all baseboards.

3. In high traffic areas, damp mop if necessary and apply spray-buffing solution in a fine mist and buff with a synthetic pad.

4.       Damp mop all non-carpeted and public stairways.

5.       Wipe clean all bright work.

6.       Completely clean interior glass partitions and doors.

7.       Dust all chair rails.

8.       Dust walls up to normal reach.

MONTHLY

1.       Hose vacuum underneath all furniture.

2. Dust all vertical surfaces such as walls, furniture, partitions and surfaces not reached in nightly cleaning.

3.       Dust exterior of lighting fixtures.

QUARTERLY

1.       Wash all baseboards.

2.       Dust all exterior window blinds

3.       Dust and/or clean all diffusers

OTHER

1. Cleaning of computer rooms will be responsibility of individual tenants.

2.       Coffee stations and dishware are responsibility of the tenant.


II.      PUBLIC CORRIDORS, STAIRWELLS (EMERGENCY EGRESS), SERVICE AREAS

NIGHTLY

1.       Vacuum and spot clean carpeting.

2.       Sweep and mop public concrete floors.

3.       Sweep and mop public stairwells and landings.

4.       Clean baseboards of scuffs and marks.

5.       Empty and clean ashtrays and sand urns.

6. Clean all directories, signage kiosks, wall signage and electric kiosks.

7.       Clean corridor glass and metal work.

8.       Spot clean walls, ceilings, lights, etc.

9.       Clean telephones and telephone booth areas.

10.      Clean and sanitize all public water fountains.

11.      Dust all handrails.

12. Dust to hand height all horizontal surfaces of equipment ledge, sill, shelves, radiators, frames, partitions, handrails, etc.

13. Damp wipe all public granite seating areas and surrounding granite treatments.

14.      Clean exterior surfaces of all trash containers and planters.

15. Keep slop sinks, closets, supply rooms and other janitorial areas in a clean orderly condition.

16.      Keep electrical and telephone closets clean and free of storage.

17.      Replace burned out light bulbs.

WEEKLY

1.       Clean all door vents.

2.       Dust all vertical surfaces within reach.

3.       Sweep emergency egress stairs and landings.

MONTHLY

1.       Wash all corridor glass and metal completely including atriums.

2 .      Dry shampoo heavily traveled carpeted areas.

QUARTERLY

1. Clean handrails, wall mounted equipment casings, landings, walls, kick plates in emergency egresses.

2.       Shampoo and extract all carpeting.

3.       Damp clean inside reflectors of high hat lighting fixtures.

SEMI-ANNUALLY

1.       Vacuum soffits containing fluorescent fixtures in atrium areas.

2.       Wash windows, ledges, plants and light bulbs on inside of both atriums.

III.     RESTROOMS

BUILDING OPERATING HOURS

Day porters and matrons will be assigned to perform the following:

1.       Empty trash containers and insert new liners.

2.       Sweep and spot wash floors as necessary.

3. Spot clean sinks and mirrors. Clean and spot polish shelves and metal dispensers. Check for Graffiti and spot clean if necessary.

4.       Ensure cleanliness of urinals and toilets.

5.       Refill all dispenser units as needed.

NON-OPERATING HOURS

1. Damp wash, sanitize (using disinfectant solution) and polish all fixtures including toilet bowls, urinals and wash basins.

2.       Sweep and wash floors with approved germicidal solution.

3. Wash and polish mirrors, powder shelves, dispensers, hand dryers, bright work including flushometers, piping and toilet seat hinges.

4.       Clean and sanitize BOTH sides of toilet seats.

5.       Empty all containers and disposal units and insert new liners.

6. Wash and sanitize interiors and exteriors of all containers prior to inserting new liners.

7.       Empty, clean and sanitize all sanitary napkin disposal units.

8. Dust and spot wash where necessary partitions, tile walls, dispensers, ceiling lights, switches and receptacles.

9. Refill all dispensers to normal limits including sanitary supplies, soap, tissue, towels, etc.

10.      Remove all rubbish and transport to compactor.

11.      Dust ceiling door vents and doorframes.

PERIODIC

MONTHLY

1. Machine scrub all tile floors, hand brush corners and hand brush toilet edges with approved germicidal detergent solution.

2.       Wash completely all partitions, tile walls and enamel surfaces.

IV.      WINDOW CLEANING

PERIODIC

1. External windows will be washed and cleaned a minimum of three times per year. Internal windows will be washed and cleaned a minimum of two times per year.

                                    EXHIBIT G

                              RULES AND REGULATIONS


1. The sidewalks, entrances, passages, corridors, vestibules, halls, elevators, or stairways in or about the Building shall not be obstructed by Tenant.

2. Tenant shall not place objects against glass partitions, doors or windows which would be unsightly from the Building corridor or from the exterior of the Building.

3. Tenant shall not waste electricity or water in the Building premises and shall cooperate fully with Landlord to assure the most effective operation of the Building heating and air conditioning systems. All regulating and adjusting of heating and air-conditioning apparatus shall be done by the Landlord's agents or employees.

4. Tenant shall not use the Premises so as to cause any increase above normal insurance premiums on the Building.

5. No bicycles, vehicles, or animals (except guide dogs for the disabled) of any kind shall be brought into or kept in or about the Premises. No space in the Building shall be used for manufacturing or for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

6. Tenant shall cooperate with Landlord in minimizing loss and risk thereof from fire and associated perils.

7. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed and no sweepings, rubbish, rags, acid or like substance shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

8. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using, or entering the Building, or any equipment, finishings, or contents of the Building, and Tenant will comply with Landlord's reasonable requirements relative to such systems and procedures.

9. No cooking will be done or permitted by Tenant within the Premises, except in areas of the Premises which are specifically constructed for cooking and except that use by the tenant of microwave ovens and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate, and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations.

10. The elevator designated for freight by Landlord will be available for use by all tenants in the Building during Normal Business Hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant's equipment, material, furniture, or other property in or out of the Building must be acceptable to Landlord. All moving operations will be conducted at such times and in such a manner as Landlord will direct, and all moving will take place during non-Business Hours unless Landlord agrees in writing otherwise.

11. Tenant acknowledges that the Building has been designated a non-smoking building. At no time shall Tenant permit its agents, employees, contractors, guests or invitees to smoke in the Building or, except in specified locations, directly outside the Building.

12. Landlord reserves the right at any time to rescind, alter or waive any rule or regulation at any time prescribed for the Building and to impose additional reasonable rules and regulations when in its judgment deems it necessary, desirable or proper for its best interest and for the best interest of the tenants and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant, provided such rules and regulations do not diminish Tenant's rights under the Lease. Landlord shall not be responsible to any tenant for the nonobservance or violation by any other tenant however resulting of any rules or regulations at any time prescribed for the Building

                                    EXHIBIT H

                           TENANT ESTOPPEL CERTIFICATE


TO:                          ("Mortgagee" or "Purchaser")
   --------------------------

THIS IS TO CERTIFY THAT:

         1. The undersigned is the tenant (the "Tenant") under that certain lease (the "Lease") dated __________, 199_, by and between ____________ as landlord (the "Landlord"), and the undersigned, as Tenant, covering those certain premises commonly known and designated as _______________ (the "Premises") in the building located at ______________, ________________,
Massachusetts.

         2. The Lease (i) constitutes the entire agreement between the undersigned and the Landlord with respect to the Premises, (ii) is the only Lease between the undersigned and the Landlord affecting the Premises and (iii) has not been modified, changed, altered or amended in any respect, except (if none, so state):

           ---------------------------------------

           ---------------------------------------

           ---------------------------------------

         3. The undersigned has accepted and now occupies the Premises as of the date hereof, and all improvements, if any, required by the terms of the Lease to be made by the Landlord have been completed and all construction allowances to be paid by Landlord have been paid. In addition, the undersigned has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other economic inducement or concession except (if none, so state):

           ---------------------------------------

           ---------------------------------------

           ---------------------------------------

         4.       1.     The term of the Lease began (or is scheduled to begin)
                         on _________ , 19___ and will expire on _________,
                         19__;

                  2. The fixed rent for the Premises has been paid to and including _______________, 19__;

                  3. The fixed rent being paid pursuant to the Lease is at the annual rate of $____________; and

                  4. The escalations payable by Tenant under the Lease are currently $______, based on a pro rata share of ______%, and have been reconciled through _______, 19__.


         5. (i) To the best of Tenant's knowledge, no party to the Lease is in default, (ii) the Lease is in full force and effect, (iii) the rental payable under the Lease is accruing to the extent therein provided thereunder, (iv) to the best of Tenant's knowledge, as of the date hereof the undersigned has no charge, lien or claim of off-set (and no claim for any credit or deduction) under the Lease or otherwise, against rents or other charges due or to become due thereunder or on account of any prepayment of rent more than one (1) month in advance of its due date, and (v) Tenant has no claim against Landlord for any security, rental, cleaning or other deposits, except (if none, so state):

           ---------------------------------------

           ---------------------------------------

         6. Since the date of the Lease there are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy, reorganization, arrangement, moratorium or similar laws of the United States, any state thereof of any other jurisdiction.

         7. Tenant has not sublet, assigned or hypothecated or otherwise transferred all or any portion of Tenant's leasehold interest, except (if none, so state):

           ---------------------------------------

           ---------------------------------------

         8. Neither Tenant nor Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, nor does Tenant have any right to terminate the Lease, except (if none, so state):

           ---------------------------------------

           ---------------------------------------

           ---------------------------------------

         9. Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part) nor any right or interest with respect to the Premises or the real property of which the Premises are a part. Tenant has no right to renew or extend the term of the Lease or expand the Premises except (if none, so state):

           ---------------------------------------

           ---------------------------------------

           ---------------------------------------

         10. The undersigned acknowledges that the parties named herein are relying upon this estoppel certificate and the accuracy of the information contained herein in making a loan secured by the Landlord's interest in the Premises, or in connection with the acquisition of the Property of which the Premises is a part.

         EXECUTED UNDER SEAL AS OF _____________, 19__.

                                   TENANT:

                                   -------------------------

                                   By:
                                      ----------------------
                                      Name:
                                      Title:
                                      Duly Authorized

                                    EXHIBIT I

               NONDISCRIMINATION AND AFFIRMATIVE ACTION COVENANTS

         With respect to the exercise of all rights and privileges granted under this Lease, Tenant agrees that Tenant, its successors in interest, subtenants, and assigns shall:

         (a) not discriminate against any person, employee, or applicant for employment because of race, color or religion, national origin, age, sex, sexual orientation, disability, or Vietnam era veteran status in the use of the Premises, including the hiring and discharging of employees, the provision or use of services, and the selection of suppliers and contractors;

         (b) conspicuously post notices to employees and prospective employees setting forth the Fair Employee Practices Law of the Commonwealth of Massachusetts; and

         (c) comply with all applicable federal and state laws, rules and regulations and orders and Massport rules and orders (provided copies of such Massport rules and orders have been provided to Tenant) pertaining to Civil Rights and Equal Opportunity.

Non-compliance by Tenant, its successors in interest, subtenants, or assigns with the foregoing (beyond any cure period set forth in the Lease) shall constitute a material breach of this Lease. Tenant shall indemnify and hold harmless Landlord and Massport from any claims and demands of third persons resulting from non-compliance therewith. The provisions of this Exhibit I shall survive the expiration or any early termination or cancellation of this Lease with respect to the period ending on such expiration or earlier termination .

                                    EXHIBIT J

                          RENTABLE AREA DEFINITION AND
                               MEASUREMENT METHOD



RENTABLE AREA

MEASUREMENT STANDARDS - SINGLE TENANCY FLOORS

Three steps, in sequence, are to be followed to determine the total Rentable
Area: (i) compute gross area, (ii) deduct certain areas, (iii) add applicable share of attributable area (see paragraph c below). Gross area minus such deductions is referred to in this Lease as "usable area."

(a) GROSS AREA: The gross area of a floor shall be the entire area within the exterior walls. The measurement along the entire exterior wall shall be taken to a line established by the horizontal plane of the inside of the glass or other transparent material.

(b) DEDUCTIONS FROM THE GROSS AREA: The following non-rentable building areas and their enclosing walls are to be deducted:

1.  Elevator shafts and mechanical shafts.
2.  Egress stairways.
3.  Attributable areas, if any, within the gross area.

(c) ATTRIBUTABLE AREA: The attributable areas shall include, without limitation, the following: common facilities, including, mechanical and electrical equipment in the penthouse, mail room, security desk and service area, public lobbies and circulation areas, fire control room, internal loading docks, and switchgear and telephone data rooms. The parties acknowledge and agree that the applicable share of attributable area for floors 6, 7 and 8 is 3,388 per floor.

MEASUREMENT STANDARDS - MULTIPLE TENANCY FLOORS


The sum of the Total Rentable Area for two or more tenants on a floor shall be Total Rentable Area for that floor as computed in the manner for single tenancy floors.

Three steps are to be followed to determine the Total Rentable Area for each tenant on a multiple occupancy floor: (i) compute the Net Rentable Area for such floor pursuant to (a) below, (ii) compute the Net Rentable Area for each tenant pursuant to (b) below; (iii) multiply the Total Rentable Area of such floor (as defined for single tenancy floors) by a fraction whose numerator is the Net Rentable Area for such tenant and whose denominator is the Net Rentable Area for such floor.

(a) NET RENTABLE AREA FOR ANY FLOOR: The Net Rentable Area shall be the gross area as described for single tenancy less the entire core area (measured to the finished enclosing walls thereof, but excluding any part of the core rented to a tenant) and corridors (measured to the finished surface of the office side of the enclosing walls of the corridor).

(b) NET RENTABLE AREA FOR EACH TENANT: Exterior walls are to be measured as described in the procedure for gross area. Demising walls between tenants are to be equally divided. Corridor walls to the finished surface of the office side of the corridor are not to be included in the Net Rentable Area of each tenant.

                                    EXHIBIT K

                         LANDLORD'S WIRING INSTRUCTIONS





                  First National Bank of Chicago
                  ABA#: 071000013
                  Account Name:  FMR Corp.
                  Account #:  5938791